            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 27, 2001

[CCC INFORMATION SERVICES INC. LOGO]
                           CCC Information Services Group Inc.
                 23,052,692 Subscription Rights to Purchase Common Stock

                          Up to 3,636,364 Shares of Common Stock
                             -------------------------------

      We are conducting a rights offering and are distributing at no charge to holders of record of shares of our common stock, par value $0.10 per share, as of the close of business on the record date, November 20, 2001, one transferable right for each share of our common stock held. In addition, holders of warrants to purchase our common stock, as of the record date, will receive one transferable right for each warrant held. Holders of rights will be entitled to purchase one share of our common stock for every 6.33949 rights held at the subscription price of $5.50 per share. The total purchase price of our common stock in the rights offering, together with the pro rata exercise and the backstop, as described below, will be $20,000,000.

    The rights are exercisable beginning on the date of this prospectus supplement and will expire if they are not exercised by 5:00 p.m., Eastern Time, on December 28, 2001, unless extended by us from time to time in our sole discretion. Rights that are not exercised or sold by the expiration date of the rights offering will expire and will have no value. HOLDERS SHOULD NOTE THAT IMMEDIATELY AVAILABLE FUNDS MUST BE RECEIVED BY THE EXPIRATION DATE FOR A SUBSCRIPTION TO BE VALID. Although personal checks will be accepted, if they have not cleared by the expiration date the subscription will not be valid. See "The Rights Offering." Holders who exercise their rights will not be entitled to revoke their subscriptions. Holders who do not exercise or sell their rights will relinquish any value inherent in the rights.

    THE RIGHTS HAVE BEEN APPROVED FOR LISTING ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "CCCGR." THERE CAN BE NO ASSURANCE, HOWEVER, THAT A MARKET FOR THE RIGHTS WILL DEVELOP. ORDERS TO SELL RIGHTS MUST BE RECEIVED BY THE SUBSCRIPTION AGENT NOT LATER THAN 11:00 A.M., EASTERN TIME, ON THE THIRD NASDAQ NATIONAL MARKET TRADING DAY PRIOR TO THE EXPIRATION DATE IF A HOLDER WISHES TO SELL RIGHTS THROUGH THE SUBSCRIPTION AGENT.

    On November 30, 2001, we entered into a purchase agreement with White River Ventures, Inc. (referred to as "White River"), Capricorn Investors II, L.P. (referred to as "Capricorn II") and Capricorn Investors III, L.P. (referred to as "Capricorn III," and together with Capricorn II, referred to as "Capricorn," and Capricorn, together with White River, referred to as the "investors") pursuant to which the investors agreed, in order to allow us to enter into a new $30,000,000 revolving credit facility and subject to certain conditions, to:

    - purchase in a private placement, on the date our new revolving credit facility closed, 1,543,429 shares of our common stock at a price of $5.50 per share, $8,488,859.50 in the aggregate, the same amount the investors would otherwise have funded in the rights offering upon the exercise of their respective pro rata shares of rights (such purchase referred to herein as the "pro rata exercise");

    - purchase in a private placement, on the date our new revolving credit facility closed, $11,511,140.50 in aggregate principal amount of subordinated notes (such notes referred to herein as the "bridge notes"); and

    - purchase in a private placement all shares of our common stock offered in the rights offering and not subscribed for by our other stockholders (referred to herein as the "backstop"), up to a maximum total investment by the investors pursuant to the pro rata exercise and the backstop of $20,000,000, comprising $17,000,000 by White River and $3,000,000 by
      Capricorn.

    The bridge notes will mature shortly after the completion of the rights offering and, at the investors' election, will be repaid (1) in cash, out of the proceeds of the rights offering, other than the pro rata exercise, and, if necessary, the investors' funding of the backstop or (2) by surrender in payment for our common stock at the subscription price per share up to the amount of the investors' backstop obligations, if any, with the remainder being repaid in cash out of the proceeds of the rights offering, other than the pro rata exercise. The bridge notes will accrue interest, at the rate per annum that borrowings under our new revolving credit facility accrue interest, during the period that they remain outstanding, payable upon maturity of the bridge notes. In the event the rights offering is not completed by the date that is 75 days following the date of this prospectus supplement, or is otherwise terminated by that date, then the bridge notes shall be surrendered in payment for junior securities to be issued by us, at a price and on terms to be agreed. See "Use of Proceeds" and "Purchase Agreement."

    In consideration for their obligations pursuant to the purchase agreement, the investors have received or will receive warrants to purchase shares of our common stock in the following aggregate amounts on the dates set forth in the purchase agreement (to be distributed among the investors in such proportions as set forth in the purchase agreement): (1) warrants to purchase up to a maximum of 613,541 shares of our common stock (of which up to 221,000 warrants will be issued on a sliding scale only if the investors purchase in excess of $4,000,000 of our common stock pursuant to their backstop obligations) and (2) additional warrants to purchase shares of our common stock based on the amount of time it takes to complete the rights offering and determined pursuant to a formula set forth in the purchase agreement. Each warrant is exercisable for one share of our common stock, for a period of four years from the date of issuance at an exercise price per share equal to the subscription price. In addition, in consideration for the investors' obligations pursuant to the purchase agreement, we have also agreed to reimburse the investors for (1) their costs and expenses in connection with the purchase agreement and the transactions contemplated thereby in an aggregate amount not to exceed $150,000, to be allocated among the investors as they agree, and (2) all third-party legal expenses incurred by the investors in connection with the purchase agreement and the transactions contemplated thereby. See "Purchase Agreement."

    Our common stock is listed on the Nasdaq National Market under the symbol "CCCG." On November 6, 2001 (the last day on which trading prices were reported prior to the public announcement of the rights offering) and on November 29, 2001, the last reported per share sales price of our common stock was $6.20 and $5.96, respectively. Shares of our common stock issued upon exercise of the rights also will be listed on the Nasdaq National Market under the same symbol.

    EXERCISING THE RIGHTS REQUIRES AN INVESTMENT IN OUR COMMON STOCK. AN INVESTMENT IN OUR COMMON STOCK IS VERY RISKY. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS SUPPLEMENT BEFORE EXERCISING YOUR RIGHTS.

    We reserve the right to cancel the rights offering at any time. If canceled, the exercise price will be promptly returned by mail to exercising rights holders, without interest or deduction. If the rights offering is canceled, the rights will not be exercisable and will have no value. In that case, any purchaser of the rights would lose any amount paid to any selling rights holder.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
                             ---------------------

            The date of this prospectus supplement is November 30, 2001.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
RISK FACTORS................................................    1
NO BOARD RECOMMENDATION.....................................    6
THE COMPANY.................................................    7
RECENT DEVELOPMENTS.........................................    7
USE OF PROCEEDS.............................................    8
CAPITALIZATION..............................................    9
PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY.........   10
SELECTED FINANCIAL DATA.....................................   11
THE RIGHTS OFFERING.........................................   13
PURCHASE AGREEMENT..........................................   22
CAPRICORN AMENDMENTS........................................   23
PRINCIPAL STOCKHOLDERS......................................   24
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......   27

                                   PROSPECTUS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    i
WHERE YOU CAN FIND MORE INFORMATION.........................   ii
INCORPORATION BY REFERENCE..................................   ii
CERTAIN FORWARD-LOOKING STATEMENTS..........................  iii
SUMMARY.....................................................    1
CCC INFORMATION SERVICES GROUP INC. ........................    1
CCCISG CAPITAL TRUST........................................    1
USE OF PROCEEDS.............................................    4
RATIO OF EARNINGS TO FIXED CHARGES..........................    4
DESCRIPTION OF THE SECURITIES TO BE OFFERED.................    4
  DESCRIPTION OF OUR CAPITAL STOCK..........................    4
  DESCRIPTION OF SUBSCRIPTION RIGHTS OF CCC INFORMATION
     SERVICES GROUP INC. ...................................    9
  DESCRIPTION OF WARRANTS...................................   10
  DESCRIPTION OF OUR SENIOR DEBT SECURITIES AND SUBORDINATED
     DEBT SECURITIES........................................   10
  DESCRIPTION OF TRUST PREFERRED SECURITIES.................   18
  DESCRIPTION OF PREFERRED SECURITIES GUARANTEE.............   27
  DESCRIPTION OF SUBSCRIPTION RIGHTS OF CCCISG CAPITAL
     TRUST..................................................   32
PLAN OF DISTRIBUTION........................................   32
LEGAL MATTERS...............................................   33
EXPERTS.....................................................   33

                                  RISK FACTORS

     An investment in our common stock is very risky. You should carefully consider the following factors and all the information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein before deciding to exercise your rights.

     Unless the context otherwise requires, references in this "Risk Factors" to "we," "our," "us" and similar terms refer to CCC Information Services Group Inc. and its subsidiaries.

WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP NEW PRODUCTS AND SERVICES, WHICH MAY ADVERSELY AFFECT OUR BUSINESS.

     The markets in which we compete are increasingly characterized by technological change. The introduction of competing products and services incorporating new technologies could render some or all of our products and services unmarketable. We believe that our future success depends on our ability to enhance our current products and services and to develop new products and services that address the increasingly sophisticated needs of our customers. As a result, we have in the past committed, and intend to continue to commit, substantial resources to product development and programming. The development of new products and services may result in unanticipated expenditures and capital costs which may not be recovered in the event of an unsuccessful product or service. Our failure to develop and introduce new or enhanced products and services in a timely and cost-effective manner in response to changing technologies or customer requirements could have a material adverse effect on our business, financial condition or results of operations.

OUR ABILITY TO PROVIDE COLLISION ESTIMATING SERVICES TO OUR CUSTOMERS COULD BE SEVERELY LIMITED IF ACCESS TO THE DATA SUPPLIED BY HEARST IS INTERRUPTED.

     A substantial portion of the data utilized in our collision estimating products is derived from the Motor Crash Estimating Guide and related databases, which are publications of Hearst Business Publishing Inc. We have a license to use the Motor Crash Estimating Guide data under an agreement with Hearst which, unless terminated early under certain circumstances described in the agreement, expires on April 1, 2018. There can be no assurance that we will be able to renew the Hearst license on economic terms that are beneficial to us or at all. We do not believe that we have access to an alternative database that would provide comparable information. Any interruption in our access to the Motor Crash Estimating Guide data could have a material adverse effect on our business, financial condition or results of operations.

IF WE ARE UNABLE TO PROTECT OUR TRADE SECRETS AND PROPRIETARY INFORMATION, OUR ABILITY TO COMPETE EFFECTIVELY COULD BE ADVERSELY IMPACTED.

     We regard the technology underlying our products and services as proprietary. We rely primarily on a combination of intellectual property laws, patents, trademarks, confidentiality agreements and contractual provisions to protect our proprietary rights. We have registered certain of our trademarks. Our TOTAL LOSS calculation process is not patented; however, the underlying methodology and processes are trade secrets and are essential to our TOTAL LOSS business. Existing trade secrets and copyright laws afford us limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our software or to obtain and use information that we regard as proprietary. Policing unauthorized use of our software is difficult. There can be no assurance that the obligations to maintain the confidentiality of our trade secrets and proprietary information will effectively prevent disclosure of our confidential information or provide meaningful protection for our confidential information, or that our trade secrets or proprietary information will not be independently developed by our competitors. There can be no assurance that our trade secrets or proprietary information will provide competitive advantages or will not be challenged or circumvented by our competitors. We may be required to litigate to defend against claims of infringement or to protect our intellectual property rights, which could result in substantial cost to, and diversion of efforts by, us. There can be no assurance that we would prevail in any such litigation. If we are unable to protect our proprietary rights in our intellectual property, it could have a material adverse effect on our business, financial condition or results of operations.

WE ARE CURRENTLY COMMITTING A SIGNIFICANT AMOUNT OF CAPITAL TO NEW PRODUCT DEVELOPMENT, WHICH PRODUCTS MAY NEVER COME TO MARKET OR BE PROFITABLE.

     We are currently committing a significant amount of capital to new product development, in the belief that this investment will result in a family of new products that can be used by the insurance claims industry to make the claims process more efficient. However, development projects can be lengthy and are subject to changing market requirements and unforeseen factors which can result in delays. Therefore we cannot be certain that these new products will ever come to market, or if they ever come to market, will be profitable. Although we believe we are close to marketing several new products to the insurance industry, we cannot guarantee that these products will ever be operational or be adopted by a large customer base. Therefore, the large amount of capital currently being invested in these new products may never show a profitable return.

OUR LEVERAGE COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH, OUR ABILITY TO SERVICE OUR INDEBTEDNESS AND YOUR INVESTMENT IN OUR COMMON STOCK.

     Our indebtedness could have important consequences to you. For example, it could:

     - limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

     - require us to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness (this would reduce the cash flow available to us for our operations, working capital, capital expenditures, acquisitions and general corporate purposes);

     - place us at a competitive disadvantage compared to our competitors that have less indebtedness;

     - limit our ability to react rapidly to changing market conditions, changes in our industry and economic conditions; or

     - make us more vulnerable in the event of a downturn in general economic conditions or in our business.

     Our ability to make payments on or refinance our indebtedness will depend on our future financial and operating performance. This will be subject to prevailing economic and competitive conditions and to financial, business and other factors which may be beyond our control. These factors could include:

     - operating difficulties;

     - increased operating costs;

     - product pricing pressures;

     - the response of our competitors; or

     - delays in implementing our current or future strategic plans.

     Our new revolving credit facility contains customary financial and operating covenants, including restrictions on the ability of CCC Information Services Inc., our primary operating subsidiary, and its subsidiaries to:

     - pay dividends;

     - incur indebtedness;

     - merge, consolidate or transfer all or substantially all of their assets;

     - make certain sales of assets;

     - make investments;

     - make capital expenditures; and

     - create, incur or permit the existence of certain liens.

     Our new revolving credit facility also restricts CCC Information Services Group Inc.'s ability to pay dividends and provides that it is an event of default if we have a change in control as defined in the new revolving credit facility.

     Our new revolving credit facility also contains events of default, the failure to cure which could result in the acceleration of the obligations thereunder.

     See "Recent Developments" for a more detailed description of our new revolving credit facility.

     At November 27, 2001, under our existing credit facility, we had approximately $27,000,000 of indebtedness outstanding. Immediately following the closing of our new revolving credit facility, we had approximately $9,000,000 of outstanding indebtedness and approximately $21,000,000 of additional availability under our new revolving credit facility. In addition, immediately following the closing of our new revolving credit facility, we had $11,511,140.50 in principal amount of bridge notes outstanding. We expect to repay the outstanding principal amount of the bridge notes shortly after the completion of the rights offering from the proceeds of the rights offering, other than the pro rata exercise, and the funding, if any, of the investors' backstop. However, if the rights offering is not completed within 75 days from the date of this prospectus supplement, or is otherwise terminated before then, then the bridge notes shall be surrendered in payment for new securities junior to the obligations under our new revolving credit facility, which may include subordinated debt obligations or preferred stock, at a price and on terms to be agreed. See "Purchase Agreement."

IF WE ARE UNABLE TO GENERATE SUFFICIENT CASH FLOW TO SERVICE OUR INDEBTEDNESS OR OTHER OBLIGATIONS OR FIND ALTERNATIVE FINANCING SOURCES, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     Our ability to make payments on our indebtedness and other obligations and to fund planned expenditures depends on our ability to generate future cash flow. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors, some of which may be beyond our control. In addition, our ability to borrow funds under our new revolving credit facility will depend on our satisfying various covenants, which require us to maintain certain levels of cumulative Operating Income (as defined in the new revolving credit facility), debt coverage, fixed charge coverage and net worth and limits our ability to make investments including investments in new products and services.

     We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to us under our new revolving credit facility or otherwise. In addition, we can give no assurances as to whether we will be able to obtain additional financing from other sources. The inability to obtain financing from alternative sources may have an adverse effect on our financial position, results of operations or cash flow.

WE ARE INVOLVED IN LEGAL PROCEEDINGS THAT, IF ADVERSELY ADJUDICATED OR SETTLED, COULD MATERIALLY IMPACT OUR FINANCIAL CONDITION.

     We are currently involved in several legal proceedings that may result in substantial payments by us. We currently are defendants in 20 class action suits regarding our TOTAL LOSS product. If we were to face a full court trial and an unfavorable resolution of these cases, or we were to settle on terms unfavorable to us, we could incur significant legal and settlement expenses that may have a significant negative impact on our revenue, business or financial condition.

THE INDUSTRY IN WHICH WE OPERATE IS HIGHLY COMPETITIVE.

     The industry in which we operate is highly competitive. We compete mainly by offering products and services we believe to be unique and by providing superior customer service. Historically, we have competed with companies that provide their services through computer based programs and imaging systems. Over the past few years, however, we have faced increased competition from new companies and other competitors, many of which focus on the delivery of services over the Internet. We also have experienced steady competitive price pressure, particularly in collision estimating and vehicle valuation services. In addition, being included on the approved list of an insurance company or having a product that is endorsed by an insurance company provides certain benefits, including immediate customer availability and an advantage over competitors who may not have such approval. To the extent an insurance company has endorsed a competitor, but not us, we will experience a competitive disadvantage. Any of the competitive pressures described above, or potential new competitive pressures, could cause us to lose one or more significant customers or we could lose one or more significant customers as a result of the merger or consolidation of such customer or customers with customers of our competitors. Any such loss of customers may adversely affect our business.

WE HAVE A HISTORY OF OPERATING LOSSES AND OUR FUTURE PROFITABILITY IS UNCERTAIN, WHICH MAY IMPACT OUR ABILITY TO CONTINUE OPERATIONS.

     We had a stockholders' equity deficit of approximately $22,800,000 at September 30, 2001. Additionally, we failed to generate a profit for the years 2000 and 1998, and have seen a persistent decrease in cash flow for the last three years. Losses have resulted principally from costs incurred for product acquisition and development, to service of debt and for general and administrative costs. These costs have exceeded our revenues in recent years, which have been derived primarily from the sale of our TOTAL LOSS product and PATHWAYS services. Although we increased our revenue in each of the years ended December 31, 2000, 1999 and 1998, there can be no assurance that we will be able to sustain this growth or achieve or maintain profitability in the future.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

     No prediction can be made as to the effect, if any, that future sales of our common stock, or the availability of our common stock for future sales, will have on the market price of our common stock. Sales in the public market of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock. In connection with the purchase agreement, we entered into a registration rights agreement with the investors that, subject to certain conditions, allows them to resell the common stock they purchase pursuant to the purchase agreement and any common stock that they may receive upon exercise of their warrants and upon conversion or exchange of any junior securities received in surrender of the bridge notes.

WE DO NOT INTEND TO DECLARE ANY CASH DIVIDENDS ON OUR COMMON STOCK.

     We do not intend to declare any cash dividends on our common stock for the foreseeable future.

WHITE RIVER, CAPRICORN AND THEIR AFFILIATES BENEFICIALLY OWN APPROXIMATELY 33% AND 11%, RESPECTIVELY, OF OUR OUTSTANDING COMMON STOCK.

     As of November 20, 2001, (1) White River beneficially owned 7,247,564 shares, or 33.17%, of our common stock, and (2) Capricorn beneficially owned 1,337,000 shares of our common stock and warrants to purchase 1,200,000 shares of our common stock, representing in the aggregate beneficial ownership of 11.33% of our common stock. If no holder of rights exercises rights in the rights offering, without giving effect to the beneficial ownership represented by the warrants to be received by the investors pursuant to the terms of, and in consideration of their obligations under, the purchase agreement, (1) White River will beneficially own 10,338,473 shares, or approximately 40.56%, of our common stock and (2) Capricorn will beneficially own 1,882,454 shares of our common stock and 1,200,000 warrants to purchase our common, representing in the aggregate beneficial ownership of 11.55% of our common stock. In addition, our 7 member board of directors includes: (1) two White River designees, Michael R. Eisenson and Mark A. Rosen; and (2) two Capricorn designees, Herbert S. Winokur, Jr. and Dudley C. Mecum. Because of their large percentage of ownership and board representation, White River and Capricorn may have significant control over our management and policies. In addition, the level of White River's and Capricorn's ownership of our shares of common stock could have the effect of discouraging or impeding an unsolicited acquisition proposal.

THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING.

     The exercise of rights pursuant to the rights offering is irrevocable. Although the subscription price is closely related to the market price per share of our common stock at a date proximate to the commencement of the rights offering, the market price of our common stock may decline prior to the expiration date and you may be forced to purchase the common stock at a price higher than the market price.

OUR CHARTER AND BY-LAWS CONTAIN ANTI-TAKEOVER PROVISIONS WHICH COULD HAMPER A CHANGE OF CONTROL OF US.

     Our charter and by-laws contain various provisions that may inhibit the acquisition of control of us. Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock will be senior to our common stock with respect to dividends, liquidation rights and, possibly, voting. The ability to issue preferred stock could have the effect of discouraging unsolicited acquisition proposals. In addition, our charter and by-laws require advance notice for actions to be taken at annual meetings and director nominations.

THE SUBSCRIPTION PRICE MAY NOT REFLECT THE VALUE OF OUR COMMON STOCK.

     During the past twelve months, the market price per share of our common stock has ranged from $4.90 to $10.75. Although the subscription price is closely related to the market price per share of our common stock at a date proximate to the commencement of the rights offering, the market price of our common stock has been volatile. In addition, from time to time, we have received indications of interest reflecting a higher value per share of our common stock than the subscription price. In fact, we recently received a highly conditional indication of interest purporting to offer for all shares of our common stock significantly more per share than the subscription price, but less than the highest price per share of our common stock during the past twelve months. Our board of directors determined that it is not in the best interests of our company or our stockholders to pursue this conditional indication of interest at this time. Accordingly, the subscription price does not necessarily bear a relationship to our historic or future cash flows, earnings or financial condition or the price or potential value of our common equity in any potential change of control transaction.

STOCKHOLDERS WHO DO NOT FULLY EXERCISE THEIR RIGHTS WILL HAVE THEIR INTERESTS DILUTED BY WHITE RIVER, CAPRICORN AND THOSE OTHER STOCKHOLDERS WHO DO EXERCISE THEIR RIGHTS.

     The rights offering and the transactions under the purchase agreement will result in our issuance of an additional 3,636,364 shares of our common stock. If you choose not to fully exercise your rights, your relative ownership interest in our common stock will be diluted. Rights holders who do not exercise or sell their rights will lose any value in their rights.

NO PRIOR MARKET EXISTS FOR THE RIGHTS.

     The rights are a new issue of securities with no established trading market. The rights are transferable until the close of business on the last trading day prior to the expiration date, at which time they will cease to have any value. However, we can give no assurance that a market for the rights will develop, or if a market does develop, as to how long it will continue.

REDUCED LIQUIDITY AND PRICE VOLATILITY COULD RESULT IN A LOSS TO INVESTORS.

     Although our common stock is listed on the Nasdaq National Market, there can be no assurance as to the liquidity of investments in our common stock or as to the price investors may realize upon the sale of our common stock. These prices are determined in the marketplace and may be influenced by many factors, including the liquidity of the market for our common stock, the market price of our common stock, investor perception and general economic and market conditions.

WE MAY CANCEL THE RIGHTS OFFERING AT ANY TIME.

     We may cancel the rights offering at any time. If we cancel the rights offering, the rights will not be exercisable and will be of no value.

                            NO BOARD RECOMMENDATION

     Our board of directors believes the rights offering is in our best interests. The rights offering fulfills certain covenants under the purchase agreement, which enabled us to reduce outstanding indebtedness as required by our new revolving credit facility. See "Use of Proceeds."

     OUR BOARD OF DIRECTORS IS NOT MAKING ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD EXERCISE OR SELL YOUR RIGHTS. EACH OF YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO EXERCISE OR SELL YOUR RIGHTS. You should not view the investors' obligations pursuant to the purchase agreement as a recommendation or other indication by our board of directors or the investors that the exercise or sale of your rights is in your best interests. An investment in shares of our common stock must be made according to your own evaluation of your best interests.

     No dealer, salesman or other person has been authorized by us to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and the other documents delivered herewith. You should rely only on the information provided in this document or other information that we have referred you to. This prospectus supplement, the accompanying prospectus, the other documents referred to and the rights offering do not constitute an offer to sell or a solicitation to buy these securities in any jurisdiction in which an offer or a solicitation would be unlawful.

     THE INFORMATION AGENT FOR THE RIGHTS OFFERING, INNISFREE M&A INCORPORATED, HAS AGREED TO PROVIDE SERVICES TO US IN CONNECTION WITH THE RIGHTS OFFERING. IF YOU REQUIRE ASSISTANCE, PLEASE CONTACT THE INFORMATION AGENT AT 501 MADISON AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10022, TELEPHONE (888) 750-5834 (TOLL-FREE).

                                  THE COMPANY

     We were incorporated in Delaware in 1983 and are headquartered in Chicago, Illinois. We are a holding company that operates through our wholly owned subsidiary, CCC Information Services Inc. Our operating subsidiaries automate the process of evaluating and settling automobile physical damage claims, allowing our customers to integrate estimate information, labor time and cost and various other calculations derived from our extensive databases, electronic images, documents and other related information into organized electronic work files. Our operating subsidiaries develop, market and supply a variety of automobile claims services that enable customers in the automobile claims industry, including automobile insurance companies, collision repair facilities, independent appraisers, automobile dealers and consumers, to manage the automobile claims and vehicle restoration process. Our primary products and services are TOTAL LOSS and PATHWAYS, that provide our customers with access to various automobile information databases and claims management software.

     Our principal executive offices are located at World Trade Center, 444 Merchandise Mart, Chicago, Illinois 60654, and our telephone number is (312) 222-4636. We maintain a website at www.cccis.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement.

                              RECENT DEVELOPMENTS

     On November 30, 2001, our principal operating subsidiary, CCC Information Services Inc., closed a new $30,000,000 three year revolving credit facility with LaSalle Bank National Association and Harris Bank, as lenders thereunder. Our new revolving credit facility provides for a $30,000,000 revolving line of credit with a letter of credit sub-facility in the amount of $5,000,000.

     Our new revolving credit facility contains a number of covenants that, among other things, restrict the ability of our principal operating subsidiary and its subsidiaries to incur additional indebtedness, incur guarantee obligations, pay certain indebtedness, create liens on assets, make loans, dispose of assets, make capital expenditures, make investments, engage in certain transactions with subsidiaries and affiliates, enter into new ventures, make acquisitions, wind up or dissolve, enter into mergers or consolidations, repurchase stock or other equity interests, make distributions in respect of an equity interest and that restrict other corporate activities. Our new credit facility also restricts CCC Information Services Group Inc.'s ability to pay dividends. In addition, we are subject to certain financial covenants, ratios and tests, including minimum fixed charge coverage, minimum debt ratios, minimum net worth and minimum operating cash flow.

     Our new revolving credit facility contains events of default, including, but not limited to, nonpayment of principal and interest, violation of covenants, incorrectness of representations or failure of warranties in any material respect, cross-default and cross-acceleration, bankruptcy or insolvency, unsatisfied or unstayed judgments in excess of $1,000,000 and any judgment in excess of $7,500,000, ERISA events, certain government actions, loss or revocation of guarantees, material adverse change, actual or asserted invalidity of certain subordination agreements, actual or asserted invalidity of security agreements and change of control (as defined in our new revolving credit facility).

     The obligations under the new revolving credit facility are unconditionally guaranteed by us and by our principal operating subsidiary's subsidiaries, except where a guarantee by a foreign subsidiary would result in certain adverse consequences or such guarantee is prohibited by law. In addition, our principal operating subsidiary and certain of its subsidiaries have granted or pledged a first priority security interest in substantially all tangible and intangible assets and capital stock held by them.

     All advances under our new revolving credit facility will bear interest, at our election (during such time where no event of default has occurred and is continuing), at a variable spread (depending on the leverage ratio) of 2.5% to 3.25% over the adjusted LIBOR rate or a variable spread (depending on the leverage ratio) of 1.00% to 1.75% over the prime rate. The letter of credit fee rates vary from 2.5% to 3.25% based on the leverage ratio. In each case the leverage ratio is determined based on the ratio of funded debt to EBITDA (as defined in our new revolving credit facility), as of the end of the most recent fiscal quarter. We are also required to pay a fee of 0.5% on any unused portion of the revolving commitment amount.

     For a fuller understanding of the terms of our new revolving credit facility, you should carefully read the credit agreement governing it, which is included as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on November 30, 2001.

                                USE OF PROCEEDS

     One condition to the closing of our new revolving credit facility was that we had made a cash capital contribution to, in exchange for an intercompany note from, CCC Information Services Inc. in the amount of $18,800,000. The capital contribution was used by CCC Information Services Inc. to repay a portion of the outstanding indebtedness under our new revolving credit facility and related fees. We funded this capital contribution out of the $20,000,000 in gross proceeds received from the investors pursuant to the purchase agreement as follows: (1) their purchase of our common stock pursuant to the pro rata exercise in an aggregate amount of $8,488,859.50 and (2) their purchase of bridge notes in an aggregate principal amount of $11,511,140.50. The bridge notes mature and become due shortly after completion of the rights offering. The proceeds from the rights offering received from stockholders, other than the investors pursuant to their pro rata exercise, will be used to repay outstanding principal amounts under the bridge notes. To the extent that the proceeds from the rights offering, excluding the proceeds from the pro rata exercise, are insufficient to repay outstanding principal amounts under the bridge notes in full at maturity, the bridge notes will, at the investors' option, be repaid (1) in cash from the proceeds received from the investors' funding of the backstop or (2) by surrender in payment for our common stock at a price per share equal to the subscription price in lieu of the investors' funding of the backstop. In exchange for funding the backstop, if necessary, the investors will receive shares of our common stock for a purchase price per share equal to the subscription price. Of the $20,000,000 in gross proceeds from the rights offering and the funding of the backstop, if necessary, approximately $1,200,000 will be used for the payment of fees and expenses in connection with the rights offering and the transactions under the purchase agreement as well as for the payment of accrued interest on the bridge notes at maturity. See "Purchase Agreement."

                                 CAPITALIZATION

     The following table sets forth our unaudited capitalization as of September 30, 2001, on an actual basis and as adjusted to give effect to (1) the completion of the rights offering assuming it is fully subscribed, including the investors' pro rata exercise, (2) the closing of our new revolving credit facility and (3) the application of the proceeds from both as described under "Use of Proceeds." The as adjusted numbers do not give effect to the transactions contemplated by the purchase agreement, except for the investors' purchase of our common stock pursuant to the pro rata exercise, and do not reflect the application of $1,200,000 in gross proceeds as described in "Use of Proceeds." In addition, the as adjusted numbers do not reflect the unamortized deferred financing fees associated with our old revolving credit facility, which as of September 30, 2001 were approximately $1,100,000. You should read this summary in conjunction with "Use of Proceeds" and "Selected Financial Data" included elsewhere in this prospectus supplement and our unaudited consolidated financial statements and related notes contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated by reference in this prospectus supplement.

                                                                AS OF SEPTEMBER 30, 2001
                                                                -------------------------
                                                                 ACTUAL      AS ADJUSTED
                                                                ---------    ------------
                                                                  (IN THOUSANDS, EXCEPT
                                                                     SHARE AMOUNTS)
                                                                       (UNAUDITED)
INDEBTEDNESS:
Current portion of long-term debt...........................    $    713       $    713
Long-term debt, excluding current maturities................      35,757         17,457
                                                                --------       --------
          Total indebtedness................................    $ 36,470       $ 18,170
                                                                --------       --------
PREFERRED SECURITIES IN CCC CAPITAL TRUST...................      12,943         12,943
STOCKHOLDERS' EQUITY:
  Common stock ($0.10 par value, 40,000,000 shares
     authorized, 21,835,650 shares issued and outstanding at
     September 30, 2001 and 25,472,014 as adjusted for the
     completion of the rights offering).....................       2,601          2,965
  Additional paid-in capital................................     105,697        125,333
  Accumulated deficit.......................................     (82,073)       (82,073)
  Accumulated other comprehensive loss......................        (681)          (681)
  Treasury stock, at cost ($0.10 par value, 4,286,665 shares
     in treasury at September 30, 2001).....................     (48,369)       (48,369)
                                                                --------       --------
          Total stockholders' equity (deficit)..............     (22,825)        (2,825)
                                                                --------       --------
TOTAL CAPITALIZATION........................................    $ 26,588       $ 28,288
                                                                ========       ========

              PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY

     Our common stock is traded on the Nasdaq National Market under the symbol "CCCG." The table below sets forth the high and low sale prices for our common stock for fiscal year 2000 and through November 27, 2001 as reported on the Nasdaq National Market. The closing price of our common stock on November 29, 2001 was $5.96 per share.

                                                                HIGH      LOW
                                                               ------    ------
Fiscal 2000
  Fiscal quarter ended:
     March 31, 2000.........................................   $30.13    $14.88
     June 30, 2000..........................................    18.25      8.88
     September 30, 2000.....................................    11.25      8.06
     December 31, 2000......................................     9.75      6.25
Fiscal 2001
  Fiscal quarter ended:
     March 31, 2001.........................................     9.88      6.75
     June 30, 2001..........................................    10.35      5.94
     September 30, 2001.....................................     7.47      4.95
     October 1, 2001 through November 27, 2001..............     8.15      5.65

     As of November 20, 2001, there were 21,852,692 shares of our common stock outstanding, the number of holders of record of our common stock was approximately 84 and the number of beneficial owners of our common stock was approximately 2,200.

     We have not declared any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock is a business decision made from time to time by our board of directors based on considerations that the board finds relevant. In addition, dividends are payable only out of funds that are legally available under Delaware law and are restricted by provisions of our new revolving credit facility.

                            SELECTED FINANCIAL DATA

     The following table presents selected financial data about us. Our selected financial data as of and for each of our fiscal years in the five-year period ended December 31, 2000 have been derived from our audited consolidated financial statements. Our selected financial data as of and for each of the nine months ended September 30, 2001 and September 30, 2000, respectively, have been derived from our unaudited consolidated financial statements.

     Our selected financial data should be read in conjunction with our audited consolidated financial statements and related notes contained in our Current Report on Form 8-K dated June 26, 2001, our unaudited consolidated financial statements and related notes contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Current Report on Form 8-K dated June 26, 2001 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, in each case incorporated by reference in this prospectus supplement.

                                                                                                     NINE MONTHS     NINE MONTHS
                                   YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED       ENDED           ENDED
                                    DEC. 31,     DEC. 31,     DEC. 31,     DEC. 31,     DEC. 31,    SEPTEMBER 30,   SEPTEMBER 30,
                                      2000         1999         1998         1997         1996          2001            2000
                                   ----------   ----------   ----------   ----------   ----------   -------------   -------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)         (UNAUDITED)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
  Revenue........................   $184,641     $179,021     $168,811     $151,293     $125,573      $140,110        $137,941
  Expenses:
    Operating expenses...........    181,018      160,751      145,045      126,310      106,989       135,258         134,443
    Restructuring charges........      6,017        2,242        1,707           --           --         6,199              --
    Litigation settlements.......      2,375           --        1,650           --           --            --           1,425
                                    --------     --------     --------     --------     --------      --------        --------
Operating income (loss)..........     (4,769)      16,028       20,409       24,983       18,584        (1,347)          2,073
Interest expense.................     (3,135)      (1,358)        (252)        (139)      (2,562)       (3,584)         (2,253)
Other income, net................      5,101          412          697        1,505          636           731           4,747
Gain on exchange of investment
  securities net.................     18,437           --           --           --           --            --          18,437
Loss on investment securities and
  note receivable................         --           --           --           --           --       (27,595)             --
CCC Capital Trust minority
  interest expense...............         --           --           --           --           --          (944)             --
Equity in losses of ChoiceParts
  Investment.....................     (2,071)          --           --           --           --        (2,152)           (788)
                                    --------     --------     --------     --------     --------      --------        --------
Income (loss) from continuing
  operations before income
  taxes..........................     13,563       15,082       20,854       26,349       16,658       (34,891)         22,216
Income tax (provision) benefit...     (3,452)      (7,352)      (8,997)     (10,917)      (2,018)       17,116            (124)
                                    --------     --------     --------     --------     --------      --------        --------
Income (loss) from continuing
  operations before equity losses
  and extraordinary item.........     10,111        7,730       11,857       15,432       14,640       (17,775)         22,092
Equity in net losses of
  affiliates.....................    (15,650)      (6,645)     (11,658)          --           --        (2,354)         (7,966)
                                    --------     --------     --------     --------     --------      --------        --------
Income (loss) from continuing
  operations.....................     (5,539)       1,085          199       15,432       14,640       (20,129)         14,126
Income (loss) from discontinued
  operations, net of income
  taxes..........................     (3,704)        (333)        (280)         400          882        (6,982)             64
                                    --------     --------     --------     --------     --------      --------        --------
Income (loss) before
  extraordinary item.............     (9,243)         752          (81)      15,832       15,522       (27,111)         14,190
Extraordinary loss on early
  retirement of debt, net of
  income taxes...................         --           --           --           --         (678)           --              --
                                    --------     --------     --------     --------     --------      --------        --------
Net income (loss)................     (9,243)         752          (81)      15,832       14,844       (27,111)         14,190
Dividends and accretion on
  mandatorily redeemable
  preferred stock................         --           (2)          43         (365)      (6,694)           --              --
                                    --------     --------     --------     --------     --------      --------        --------
Net income (loss) applicable to
  common stock...................   $ (9,243)    $    750     $    (38)    $ 15,467     $  8,150      $(27,111)       $ 14,190
                                    ========     ========     ========     ========     ========      ========        ========

                                                                                                     NINE MONTHS     NINE MONTHS
                                   YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED       ENDED           ENDED
                                    DEC. 31,     DEC. 31,     DEC. 31,     DEC. 31,     DEC. 31,    SEPTEMBER 30,   SEPTEMBER 30,
                                      2000         1999         1998         1997         1996          2001            2000
                                   ----------   ----------   ----------   ----------   ----------   -------------   -------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)         (UNAUDITED)
INCOME (LOSS) PER COMMON
  SHARE -- BASIC
Income (loss) applicable to
  common stock from:
Income (loss) from continuing
  operations.....................   $  (0.25)    $   0.05     $   0.01     $   0.63     $   0.42      $  (0.92)       $   0.64
Income (loss) from discontinued
  operations.....................      (0.17)       (0.02)       (0.01)        0.02         0.04         (0.32)             --
                                    --------     --------     --------     --------     --------      --------        --------
Income (loss) before
  extraordinary item.............      (0.42)        0.03           --         0.65         0.46         (1.24)           0.64
Extraordinary loss on early
  retirement of debt, net of
  income taxes...................         --           --           --           --        (0.03)           --              --
                                    --------     --------     --------     --------     --------      --------        --------
Net income (loss) applicable to
  common stock...................   $  (0.42)    $   0.03     $     --     $   0.65     $   0.43      $  (1.24)       $   0.64
                                    ========     ========     ========     ========     ========      ========        ========
INCOME (LOSS) PER COMMON
  SHARE -- DILUTED
Income (loss) applicable to
  common stock from:
Income (loss) from continuing
  operations.....................   $  (0.25)    $   0.05     $   0.01     $   0.60     $   0.39      $  (0.92)       $   0.64
Income (loss) from discontinued
  operations.....................      (0.17)       (0.02)       (0.01)        0.02         0.04         (0.32)             --
                                    --------     --------     --------     --------     --------      --------        --------
Income (loss) before
  extraordinary item.............      (0.42)        0.03           --         0.62         0.43            --            0.64
Extraordinary loss on early
  retirement of debt, net of
  income taxes...................         --           --           --           --        (0.03)           --              --
                                    --------     --------     --------     --------     --------      --------        --------
Net income (loss) applicable to
  common stock...................   $  (0.42)    $   0.03     $     --     $   0.62     $   0.40      $  (1.24)       $   0.64
                                    ========     ========     ========     ========     ========      ========        ========
Weighted average shares
  outstanding:
  Basic..........................     21,851       22,856       24,616       23,807       19,056        21,794          21,906
  Diluted........................     21,851       23,162       25,188       24,959       20,367        21,794          22,221
CONSOLIDATED BALANCE SHEET DATA:
Cash and marketable securities...   $  1,634     $  1,378     $  1,526     $ 32,118     $ 18,404      $    482        $  1,978
Working capital..................    (21,979)      (3,868)       3,281       28,735        8,093       (12,675)         (7,399)
Total assets.....................     97,859       84,549       79,018       83,494       58,268        66,692         113,875
Current portion of long-term
  debt...........................        314          440           --          111          120           713             354
Long-term debt, excluding current
  maturities.....................     42,000       24,685       11,000           --          111        35,757          37,405
Mandatorily redeemable preferred
  stock..........................         --           --          688        5,054        4,688            --              --
Preferred Securities in CCC
  Capital Trust..................         --           --           --           --           --        12,943              --
Stockholders' equity (deficit)...      2,118       15,261       35,303       45,827       24,293       (22,825)         24,731

                              THE RIGHTS OFFERING

     Pursuant to the rights offering, we will distribute at no charge to holders of record of shares of our common stock as of the close of business on the record date, one transferable right for each share of our common stock held. In addition, holders of warrants to purchase our common stock, as of the record date, will receive one transferable right for each warrant held. Holders of rights will be entitled to purchase one share of our common stock for every
6.33949 rights held at the subscription price of $5.50 per share. The total purchase price of our common stock in the rights offering, together with the purchase of our common stock pursuant to the pro rata exercise and the backstop, will be $20,000,000.

     The rights are exercisable beginning on the date of this prospectus supplement and will expire if they are not exercised by 5:00 p.m., Eastern Time, on December 28, 2001, unless extended by us from time to time in our sole discretion. Rights that are not exercised or sold by the expiration date of the rights offering will expire and will have no value. HOLDERS SHOULD NOTE THAT IMMEDIATELY AVAILABLE FUNDS MUST BE RECEIVED BY THE EXPIRATION DATE FOR A SUBSCRIPTION TO BE VALID. Although personal checks will be accepted, if they have not cleared by the expiration date the subscription will not be valid. See "-- Exercise of Rights." Holders who exercise their rights will not be entitled to revoke their subscriptions. Holders who do not exercise or sell their rights will relinquish any value inherent in the rights.

THE RIGHTS

     The rights distributed in the rights offering will be evidenced by transferable subscription certificates. As the subscription certificates are transferable, any person who acquires subscription certificates before the expiration date may exercise the rights represented thereby.

     To determine the maximum number of shares that you may purchase, divide the number of rights you own, whether distributed to you by us or otherwise acquired by you, by 6.33949 and round down to the nearest whole number. For example, if you own 100 rights, you may subscribe for 15 shares (100 rights divided by 6.33949 = 15.77, rounded down to 15 shares, the nearest whole number down). You will not receive fractional shares of our common stock or cash in lieu of fractional shares of our common stock as a result of your exercise of rights pursuant to the rights offering.

EXPIRATION OF THE RIGHTS OFFERING

     You may exercise your rights at any time before 5:00 p.m., Eastern Time, on the expiration date. We may, in our sole discretion, extend the time for exercising the rights. If you do not exercise your rights before the expiration date, your unexercised rights will be null and void. We will not be obligated to honor your exercise of rights if the subscription agent, Computershare Trust Company of New York, receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents, except when you have timely transmitted the documents under the guaranteed delivery procedures described below under "-- Guaranteed Delivery Procedures." We may extend the expiration date by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration date of the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date.

SUBSCRIPTION PRIVILEGES.

     Subscription Privilege. With your subscription privilege, you may purchase one share of our common stock for every 6.33949 rights you hold, upon delivery of the required documents and payment of the subscription price. You may combine rights you have received from us with rights that you have purchased. There is no minimum number of shares you must purchase upon the exercise of your rights, but you may not purchase fractional shares. There is no over-subscription privilege with respect to unsubscribed securities. We will deliver to you certificates representing the shares that you purchase upon the exercise of your rights as soon as practicable after the rights offering has expired.

     Purchase Agreement. The investors will not be allocated any additional shares in excess of their pro rata percentage of our common stock pursuant to the purchase agreement unless other rights holders do not fully exercise their subscription privileges, in which case the investors have agreed to buy such additional shares pursuant to their backstop obligations.

SUBSCRIPTION PRICE

     The subscription price is $5.50 per share, payable in immediately available funds. If the conditions to the completion of the rights offering are not satisfied or the rights offering is otherwise terminated, your funds will be returned to you promptly, without interest or deduction.

EXERCISE OF RIGHTS

     You may exercise your rights by delivering the following to the subscription agent at the address and in the manner described below under "-- Method of Payment" and "-- Delivery of Subscription Materials and Payment," at or prior to 5:00 p.m., Eastern Time, on the expiration date:

     - your properly completed and executed subscription certificate with any required signature guarantees or other supplemental documentation; and

     - your full subscription price payment for each share subscribed for under your subscription privileges.

CONDITIONS TO THE RIGHTS OFFERING

     We may terminate the rights offering if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or could make the rights offering or its completion illegal or materially more burdensome to us or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occurs.

     If the conditions to completion of the rights offering are not satisfied or we otherwise terminate the rights offering, all rights will expire without value and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.

AMENDMENTS AND CANCELLATION

     We reserve the right to extend the expiration date and to amend the terms or conditions of the rights offering. If we amend the terms or conditions of the rights offering, a new prospectus supplement will be distributed to all rights holders who have previously exercised rights and to holders of record of unexercised rights on the date we amend the terms. In addition, all rights holders who have previously exercised rights, or who exercise rights within four business days after the mailing of the new prospectus supplement, shall be provided with a form of consent to amended rights offering terms, on which they can confirm their exercise of rights and their subscriptions under the terms of the rights offering as amended by us. A rights holder who has previously exercised any rights, or who exercises rights within four business days after the mailing of the new prospectus supplement, and who does not return such consent within ten business days after the mailing of such consent by us will be deemed to have canceled his or her exercise of rights, and the full amount of the subscription price previously paid by such rights holder will be returned promptly by mail, without interest or deduction. Any completed subscription certificate received by the subscription agent five or more business days after the date of the amendment will be deemed to constitute the consent of the rights holder who completed such subscription certificate to the amended terms.

     WE RESERVE THE RIGHT TO CANCEL THE RIGHTS OFFERING AT ANY TIME. SUCH CANCELLATION WOULD BE EFFECTED BY US BY GIVING ORAL OR WRITTEN NOTICE OF SUCH CANCELLATION TO THE SUBSCRIPTION AGENT AND MAKING A PUBLIC ANNOUNCEMENT BY PRESS RELEASE. IF CANCELED, THE EXERCISE PRICE WILL BE PROMPTLY RETURNED BY MAIL TO EXERCISING RIGHTS HOLDERS, WITHOUT INTEREST OR DEDUCTION. NEITHER WE NOR ANY SELLING RIGHTS HOLDER WILL HAVE ANY OBLIGATION TO A PURCHASER OF RIGHTS, WHETHER SUCH PURCHASE WAS MADE THROUGH THE SUBSCRIPTION AGENT

OR OTHERWISE, IN THE EVENT THAT THIS OFFERING IS CANCELED. IF THE OFFERING IS CANCELED, THE RIGHTS WILL NOT BE EXERCISABLE AND WILL HAVE NO VALUE. IN THAT CASE, ANY PURCHASER OF THE RIGHTS WOULD LOSE ANY AMOUNT PAID TO ANY SELLING RIGHTS HOLDER.

     Cancellation of the rights offering will not affect the investors' purchase of our common stock in the pro rata exercise or their purchase of the bridge notes. See "Purchase Agreement."

NO REVOCATION

     Once a holder of rights has exercised the subscription privilege granted by the rights, such exercise may not be revoked except upon amendment or termination of the rights offering.

METHOD OF TRANSFERRING RIGHTS

     Rights may be purchased or sold through usual investment channels, including banks and brokers. The rights will be listed on the Nasdaq National Market under the symbol "CCCGR." Additionally, the newly issued common stock will be listed on the Nasdaq National Market under the symbol "CCCG" with all currently issued and outstanding shares of our common stock.

     The rights evidenced by a single subscription certificate may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. A portion of the rights evidenced by a single subscription certificate may be transferred by delivering to the subscription agent a subscription certificate properly endorsed for transfer, with instructions to register such portion of the rights evidenced thereby in the name of the transferee (and to issue a new subscription certificate to the transferee evidencing such transferred rights). In such event, a new subscription certificate evidencing the balance of the rights will be issued to the rights holder or, if the rights holder so instructs, to one or more additional transferees. To transfer rights to any person, signatures on the subscription certificate must be guaranteed by an eligible institution, as described below.

     Holders wishing to transfer all or a portion of their rights should allow a sufficient amount of time prior to the expiration date for the transfer instructions to be received and processed by the subscription agent, a new subscription certificate to be issued and transmitted to the transferee or transferees with respect to transferred rights and to the transferor with respect to retained rights, if any, and the rights evidenced by such new subscription certificates to be exercised or sold by the recipients thereof. Neither we nor the subscription agent will have any liability to a transferee or transferor of rights if subscription certificates are not received in time for exercise or sale prior to the expiration date.

     You may also sell any of your rights through the subscription agent by delivering your subscription certificate to the subscription agent properly executed for sale by the subscription agent. If you wish to have the subscription agent sell only a portion of the rights evidenced by a single subscription certificate, you should instruct the subscription agent regarding the action to be taken with respect to the rights that you do not want to be sold. The subscription agent must receive your order to sell rights at or prior to 11:00 a.m., Eastern Time, on the third Nasdaq National Market trading day prior to the expiration date. Promptly following the expiration date, the subscription agent will send you a check for the net proceeds from the sale of any rights sold on your behalf. If the subscription agent is able to sell any rights, the sale price you receive will be the weighted average sale price of all rights sold by the subscription agent, less expenses. The subscription agent's obligation to execute orders is subject to its ability to find buyers, and if it cannot fill all sale orders, sale proceeds will be prorated based on the number of rights each holder has asked the subscription agent to sell. If any of your rights cannot be sold by the subscription agent by 5:00 p.m., Eastern Time, on the third Nasdaq National Market trading day before the expiration date, they will be returned to you promptly by mail.

     Except for the fees charged by the subscription agent that we will pay, all commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the purchase, sale or exercise of rights will be for the account of the transferor of the rights, and neither we nor the subscription agent will pay any of such commissions, fees or other expenses.

SUBSCRIPTION AGENT

     We have appointed Computershare Trust Company of New York as subscription agent for the rights offering. The subscription agent's address, which is the address to which the subscription certificates and payment of the exercise price should be delivered, as well as the address to which a notice of guaranteed delivery must be delivered and telephone number is set forth under "-- Delivery of Subscription Materials and Payment" below.

     We will pay the subscription agent customary fees and reimbursements for its expenses. We have also agreed to indemnify the subscription agent against any liability that it may incur in connection with the rights offering.

INFORMATION AGENT

     We have appointed Innisfree M&A Incorporated as information agent for the rights offering. Any questions or requests for additional copies of this prospectus supplement or any ancillary documents may be directed to the information agent at the following address and telephone number:

          501 Madison Avenue
          20th Floor
          New York, New York 10022
          Telephone: (888) 750-5834 (toll-free)

     We will pay the information agent customary fees and reimbursements for its expenses. We have also agreed to indemnify the information agent against any liability that it may incur in connection with the rights offering.

FINANCIAL ADVISOR

     We have engaged BMO Nesbitt Burns Corp. as financial advisor to us and the independent committee of our board of directors in connection with certain matters related to the rights offering and the transactions under the purchase agreement and will pay them customary fees for such services. We have agreed to indemnify BMO Nesbitt Burns Corp. against certain liabilities that relate to or may arise out of its engagement.

METHOD OF PAYMENT

     Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you are subscribing for by either:

     - check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent; or

     - wire transfer of immediately available funds directed to Computershare Trust Company of New York, c/o Harris Trust & Savings Bank, ABA No. 071000288, Credit Account No. 2279388.

RECEIPT OF PAYMENT

     Your payment will be considered received by the subscription agent only upon:

     - clearance of any uncertified check;

     - receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order; or

     - receipt of collected funds in the subscription account designated above.

CLEARANCE OF UNCERTIFIED CHECKS

     If you are paying by uncertified personal check, please note that uncertified checks may take at least five business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that your payment is received and clears by that time. We urge you to consider using a certified or cashier's check, money order or wire transfer of funds to avoid missing the opportunity to exercise your rights.

DELIVERY OF SUBSCRIPTION MATERIALS AND PAYMENT

     You should deliver your subscription certificate and payment of the subscription price or, if applicable, notice of guaranteed delivery, to the subscription agent by one of the methods described below:

     If by hand delivery or overnight delivery:

       Computershare Trust Company of New York
        Wall Street Plaza
        88 Pine Street, 19th Floor
        New York, New York 10005
        Telephone: (212) 701-7624
        Facsimile: (212) 701-7636

     If by first class mail or registered mail:

       Computershare Trust Company of New York
        Wall Street Station
        P.O. Box 1010
        New York, New York 10268-1010
        Telephone: (212) 701-7624
        Facsimile: (212) 701-7636

     Your delivery to an address other than the address set forth above will not constitute valid delivery.

CALCULATION OF RIGHTS EXERCISED

     If you do not indicate the number of rights being exercised, or do not forward full payment of the total subscription price payment for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your subscription privilege with respect to the maximum number of rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is in excess of the amount you owe for your subscription, we will return the excess amount to you my mail, without interest or deduction, as soon as practicable after the expiration date.

EXERCISING A PORTION OF YOUR RIGHTS

     If you subscribe for fewer than all the shares of our common stock represented by your subscription certificate, you may receive from the subscription agent a new subscription certificate representing your unused rights.

YOUR FUNDS WILL BE HELD BY THE SUBSCRIPTION AGENT UNTIL SHARES OF COMMON STOCK ARE ISSUED

     The subscription agent will hold your payment of the subscription price payment in a segregated account with other payments received from other rights holders until we issue your shares to you.

SIGNATURE GUARANTEE MAY BE REQUIRED

     Your signature on each subscription certificate must be guaranteed by an eligible institution subject to standards and procedures adopted by the subscription agent, unless:

     - your subscription certificate provides that shares are to be delivered to you as record holder of those rights; or

     - you are an eligible institution.

     An "eligible institution" is a firm or other entity that is identified as an "Eligible Guarantor Institution" in Rule 17Ad-15 under the Securities Exchange Act of 1934, including:

     - a bank;

     - a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

     - a credit union;

     - a member of a national securities exchange, registered securities association or clearing agency; or

     - a savings association that is a participant in a securities transfer association for the account of an eligible institution.

NOTICE TO BENEFICIAL HOLDERS

     If you are a bank, broker, trustee, depository or other nominee who holds shares of our common stock for the account of others on the record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owner with respect to the rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of rights that all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date, provided that, you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification" that we will provide to you with your rights offering materials.

BENEFICIAL OWNERS

     If you are a beneficial owner of shares of our common stock or will receive your rights through a bank, broker, trustee, depository or other nominee, we will ask your bank, broker, trustee, depository or other nominee to notify you of the rights offering. If you wish to sell or exercise your rights, you will need to have your bank, broker, trustee, depository or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your bank, broker, trustee, depository or other nominee hold them on your behalf, you should contact your bank, broker, trustee, depository or other nominee and request it to effect the transactions for you. To indicate your decision with respect to your rights, you should complete and return to your bank, broker, trustee, depository or other nominee the form entitled "Beneficial Owner Election Form." You should receive this form from your bank, broker, trustee, depository or other nominee with the other rights offering materials. If you wish to obtain a separate subscription certificate, you should contact the nominee as soon as possible and request that a separate subscription certificate be issued to you.

INSTRUCTIONS FOR COMPLETING YOUR SUBSCRIPTION CERTIFICATE

     You should read and follow the instructions accompanying your subscription certificate(s) carefully.

     If you want to exercise your rights, you should send your subscription certificate(s) with your subscription price payment to the subscription agent. Do not send your subscription certificate(s) and subscription price payment to either the information agent or us.

     You are responsible for the method of delivery of your subscription certificate(s) with your subscription price payment to the subscription agent. If you send your subscription certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure receipt by the subscription agent prior to the expiration date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

DETERMINATIONS REGARDING THE EXERCISE OF YOUR RIGHTS

     We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine. We may reject the exercise of any of your rights because of any defect or irregularity. We will not receive or accept any subscription until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

     Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept your exercise of rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law, is materially burdensome to us or as otherwise described under "-- Conditions to the Rights Offering."

GUARANTEED DELIVERY PROCEDURES

     If you wish to exercise rights, but you do not have sufficient time to deliver the subscription certificate(s) evidencing your rights to the subscription agent on or before the expiration date, you may exercise your rights by the following guaranteed delivery procedures:

     - deliver your subscription price payment in full for each share you subscribe for under your subscription privileges in the manner set forth above under "-- Method of Payment" to the subscription agent on or prior to the expiration date;

     - deliver the form entitled "Notice of Guaranteed Delivery," substantially in the form provided with the "Instructions For Use Of CCC Information Services Group Inc. Subscription Certificates" distributed with your rights certificate(s) at or prior to the expiration date; and

     - deliver the properly completed subscription certificate evidencing your rights being exercised and, the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three Nasdaq National Market trading days following the date of execution of the notice of guaranteed delivery.

     Your notice of guaranteed delivery must be delivered in substantially the same form provided with the "Instructions For Use Of CCC Information Services Group Inc. Subscription Certificates," that will be distributed to you with your subscription certificate. Your Notice of Guaranteed Delivery must come from an eligible institution.

     In your notice of guaranteed delivery, you must state:

     - your name;

     - the number of rights represented by your subscription certificate(s) and the number of shares of our common stock you are subscribing for under your subscription privilege; and

     - your guarantee that you will deliver to the subscription agent any subscription certificate(s) evidencing the rights you are exercising within three Nasdaq National Market trading days following the date of execution of the notice of guaranteed delivery.

     You may deliver your notice of guaranteed delivery to the subscription agent in the same manner as your subscription certificate(s) at the address set forth above under "-- Delivery of Subscription Materials and Payment." You may alternatively transmit your notice of guaranteed delivery to the subscription agent by facsimile transmission (Telecopy No.: (212) 701-7636). To confirm facsimile deliveries, you may call (212) 701-7624.

QUESTIONS ABOUT EXERCISING RIGHTS

     If you have any questions, require assistance regarding the method of exercising your rights or have any requests for additional copies of this prospectus supplement, the "Instructions For Use Of CCC Information Services Group Inc. Subscription Certificates" or the "Notice of Guaranteed Delivery," you should contact the information agent at the address and telephone number set forth above under "-- Information Agent."

PROCEDURES FOR DTC PARTICIPANTS

     We expect that the rights will be eligible for transfer through, and that your exercise of your subscription privilege may be made through the facilities of the Depository Trust Company (referred to herein as DTC). If your rights are held of record through DTC, you may exercise your subscription privilege by instructing DTC to transfer your rights from the broker's account to the account of the subscription agent, together with certification as to the aggregate number of rights you are exercising and the number of shares of our common stock you are subscribing for under your subscription privilege, and your subscription price payment for each share you subscribed for pursuant to your subscription privilege.

FOREIGN AND OTHER STOCKHOLDERS

     Subscription certificates will not be mailed to rights holders whose addresses are outside the United States or who have an APO or FPO address. To exercise such rights, you must notify the subscription agent and take all other steps that are necessary to exercise your rights on or prior to the expiration date. If the procedures set forth in the preceding sentence are not followed prior to the expiration date your rights will expire.

SHARES OF COMMON STOCK OUTSTANDING AFTER THE RIGHTS OFFERING AND TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT

     Subsequent to the rights offering and the transactions contemplated by the purchase agreement, 25,489,056 shares of our common stock will be issued and outstanding, based on the number of shares outstanding at the close of business on the record date. Based on the 21,852,692 shares of our common stock issued and outstanding as of the close of business on the record date, our issuance of shares in the rights offering would result, on a pro forma basis as of the close of business on the record date, in a 17% increase in the number of outstanding shares of our common stock.

OTHER MATTERS

     We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from rights holders who are residents of those states or other jurisdictions. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in order to comply with the securities law requirements of those states or other jurisdictions. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions you will not be eligible to participate in the rights offering.

DETERMINATION OF TERMS OF RIGHTS OFFERING

     The subscription price and the other terms of the rights offering were approved by an independent committee of our board of directors. The members of the independent committee were not affiliated with White River or Capricorn. As we previously announced, in order to refinance our prior credit agreement, we were obligated to raise additional equity capital. The terms of our new revolving credit facility required us to raise at least $18,800,000 in net proceeds through the sale of common stock. We determined that the sale of common stock through a rights offering was the best method to allow all of our stockholders to participate in the sale of this new equity capital. The independent committee believes that the subscription price reflects our objective of achieving the maximum net proceeds obtainable from the rights offering, while providing the holders of our common stock and warrants to purchase our common stock with an opportunity to make an additional investment in our common stock, thus avoiding dilution of their ownership position in us. The independent committee also approved the terms of the purchase agreement.

     In approving the subscription price, the other terms of the rights offering and the terms of the purchase agreement, the independent committee considered the advice of its counsel and other advisors as well as such factors as the alternatives available to us for financing our capital, other alternatives for raising capital, the market price of our common stock, our business prospects and the general condition of the securities markets at the time the rights offering was approved. There can be no assurance, however, that the market price of our common stock will not decline during the subscription period to a level equal to or below the subscription price, or that, following the issuance of the rights and of our common stock upon exercise of rights, a subscribing holder will be able to sell shares purchased in the rights offering at a price equal to or greater than the subscription price. See "Risk Factors."

                               PURCHASE AGREEMENT

     On November 30, 2001, we entered into a purchase agreement with the investors pursuant to which the investors agreed, in order to allow us to enter into a new revolving credit facility and subject to certain conditions, to:

     - purchase, on the date our new revolving credit facility closed, and at a price per share equal to the subscription price, $8,488,859.50 in the aggregate of our common stock pursuant to the pro rata exercise, comprising (1) $6,287,820, or 1,143,240 shares, purchased by White River and (2) $2,201,039.50, or 400,189 shares, purchased by Capricorn;

     - purchase, on the date our new revolving credit facility closed, $11,511,140.50 million in aggregate principal amount of bridge notes, comprising (1) $10,712,180 purchased by White River and (2) $798,960.50 purchased by Capricorn; and

     - purchase all shares of our common stock offered in the rights offering and not subscribed for by our other stockholders pursuant to their backstop obligations, up to a maximum total investment by the investors pursuant to the pro rata exercise and backstop of $20,000,000, with a maximum for White River of $17,000,000 and for Capricorn of $3,000,000.

     As of the close of business on the record date (1) White River owned 7,247,564 shares of our common stock, (2) Capricorn II owned 1,337,000 shares of our common stock and (3) Capricorn III owned 1,200,000 warrants to purchase our common stock (referred to herein as the "Capricorn warrants").

     The bridge notes will mature shortly after the completion of the rights offering, and, at the investors' election, will be repaid (1) in cash, out of the proceeds of the rights offering, other than the pro rata exercise, and, if necessary, the investors' funding of the backstop or (2) by surrender in payment for our common stock at the subscription price per share up to the amount of the investors' backstop obligations, if any, with the remainder being repaid in cash out of the proceeds of the rights offering, other than the pro rata exercise. The bridge notes will accrue interest, at the rate per annum that borrowings under our new revolving credit facility accrue interest, during the period that they remain outstanding, payable upon maturity of the bridge notes. See "Use of Proceeds."

     The closings of the pro rata exercise and the bridge notes were subject to customary conditions to closing and the closing of our new revolving credit facility. The closing of the investors' backstop obligations are subject to the same conditions at the time of the backstop closing.

     Pursuant to the purchase agreement, we have agreed to, among other things, commence the rights offering at a price per share equal to the subscription price and in an aggregate amount of $20,000,000, including the pro rata exercise. In the event the rights offering is not completed by the date that is 75 days following the date of this prospectus supplement, or is otherwise terminated prior to such date, then the bridge notes shall be surrendered in payment for any junior securities to be issued by us, at a price and on terms to be agreed or, if we are unable to agree, as determined by an investment banking firm.

     In consideration for their obligations pursuant to the purchase agreement, the investors have received or will receive, warrants to purchase shares of our common stock in the following aggregate amounts on the dates set forth in the purchase agreement (to be distributed among the investors in such proportions as set forth in the purchase agreement): (1) warrants to purchase a maximum of 613,541 shares of our common stock (of which up to 221,000 warrants will be issued on a sliding scale only if the investors purchase in excess of $4,000,000 of our common stock pursuant to their backstop obligations), and (2) if necessary, additional warrants, which shall begin to accrue on the 31st day the rights offering remains open (issuable to the investors in successive installments every 30 days, for a maximum aggregate amount of 66,364 warrants per 30 day period, subject to proration) until the earlier of the completion of the rights offering and the date the bridge notes are surrendered for junior securities as described above. Each warrant is exercisable for one share of our common stock, for a period of four years from the date of issuance at an exercise price per share equal to the subscription price. In addition, in consideration for the investors' obligations pursuant to the purchase agreement, we have also agreed to reimburse the investors for (1) their costs and expenses in connection with the purchase agreement and the transactions contemplated thereby in an aggregate amount not to exceed $150,000, to be allocated among the investors as they agree, and (2) all third-party legal expenses incurred by the investors in connection with the purchase agreement and the transactions contemplated thereby.

     In connection with the purchase agreement, we entered into a registration rights agreement with the investors that, subject to certain conditions, allows them to resell the common stock they purchase pursuant to the purchase agreement and any common stock that they may receive upon exercise of their warrants and upon conversion or exchange of any junior securities received in surrender of the bridge notes.

     For a fuller understanding of the purchase agreement, you should carefully read that agreement, which is included as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on November 30, 2001.

                              CAPRICORN AMENDMENTS

     In connection with our new revolving credit facility and the rights offering, we and Capricorn III have agreed to certain amendments to the indenture between us and the indenture trustee, including amendments giving us the right to redeem the notes outstanding under the indenture upon a change of control. We and Capricorn III have also agreed to amendments to Capricorn III's outstanding Capricorn warrants, including (1) Capricorn III's waiver of the anti-dilution provisions included in the Capricorn warrants with respect to the rights offering and the transactions contemplated by the purchase agreement, (2) amending the exercise price of the Capricorn warrants to $6.875 per share and
(3) a provision requiring that the Capricorn warrants be exercised or canceled upon a change of control. In addition, Capricorn III has agreed to waive its right to pay for certain of the shares of common stock to be acquired by it pursuant to the purchase agreement by the exchange of a combination of trust preferred securities, Series F preferred stock and Capricorn warrants in lieu of cash and to instead pay cash for such purchases.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 20, 2001 for:

     - each person who we know to beneficially own 5% or more of the outstanding shares of our common stock;

     - each of our directors;

     - our Chief Executive Officer and the executive officers named in the table below; and

     - all of our directors and executive officers as a group.

                                                               SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                                   AMOUNT AND
                                                                    NATURE OF
                                                                   BENEFICIAL         PERCENT OF
NAME OF BENEFICIAL OWNER                                          OWNERSHIP(2)        SHARES(2)
------------------------                                       -------------------    ----------
White River Ventures, Inc.(3)(7)...........................         7,247,564           33.17%
Capricorn Investors II, L.P.(4)............................         1,337,000            6.12%
Capricorn Investors III, L.P.(5)...........................         1,200,000            5.21%
Dr. Purnendu Chatterjee(6).................................         3,123,500           14.29%
Michael R. Eisenson(7).....................................         7,247,564           33.17%
Thomas L. Kempner(8).......................................         1,211,228            5.54%
Dudley C. Mecum(9).........................................                 0                *
Mark A. Rosen(7)...........................................         7,247,564           33.17%
Herbert S. Winokur, Jr.(9).................................         2,537,000           11.33%
Marshfield Associates(10)..................................         1,426,665            6.53%
Morgan W. Davis............................................            12,000                *
Githesh Ramamurthy(11).....................................           753,450            3.45%
J. Laurence Costin, Jr.(12)................................           197,108                *
Edward B. Stevens..........................................                 0                *
Mary Jo Prigge(13).........................................            72,500                *
Reid E. Simpson(14)........................................            57,000                *
All Directors and Executive Officers as a Group (16
  persons)(15).............................................        12,164,564           55.67%

---------------

* Less than 1% of our outstanding common stock.

     Except as otherwise set forth below, the address for each beneficial owner is 444 Merchandise Mart, Chicago, Illinois 60654.

     (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of November 20, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person's name.

     (2) Based on 21,852,692 shares of common stock outstanding as of November 20, 2001.

     (3) The address of White River Ventures, Inc. is c/o Charlesbank Capital Partners, LLC, 600 Atlantic Avenue, 26th Floor, Boston, Massachusetts 02210.

     (4) Capricorn Investors II, L.P. is located at 30 East Elm Street, Greenwich, Connecticut 06830.

     (5) Capricorn Investors III, L.P. is located at 30 East Elm Street, Greenwich, Connecticut 06830. Comprised of 1,200,000 shares of common stock issuable upon the exercise of the Capricorn warrants issued to Capricorn Investors III, L.P. on February 23, 2001. Capricorn Investors III, L.P. also owns 100 shares of our Series F Preferred Stock. The Series F Preferred Stock votes together with our common stock as a single class, with each share of Series F Preferred Stock having a number of votes equal to the number of shares issuable upon exercise of the Capricorn warrants divided by 100, currently 12,000 votes per share of Series F Preferred Stock.

     (6) Dr. Purnendu Chatterjee is the beneficial owner of 3,123,500 shares (the "Chatterjee Shares") of common stock. Of the Chatterjee Shares, 1,665,800 are held by Winston Partners, L.P. ("Winston L.P."), the general partner of which is Chatterjee Fund Management L.P. ("CFM"). Dr. Chatterjee is the general partner of CFM. Of the remaining 1,457,700 Chatterjee Shares, 724,750 are held by Winston Partners II, LDC ("Winston LDC"), and 732,950 are held by Winston Partners II, LLC ("Winston LLC"). Chatterjee Advisors LLC ("Chatterjee Advisors") is the manager of both Winston LDC and Winston LLC, and Dr. Chatterjee is the manager of Chatterjee Advisors. Dr. Chatterjee, Winston L.P., CFM, Winston LLC and Chatterjee advisors are each located at 888 Seventh Avenue, 30th Floor, New York, New York 10106. Winston LDC is located at Keys Flamboyan 9, Willemstad, Curacao, Netherlands, Antilles.

     (7) Mr. Eisenson and Mr. Rosen share voting and investment power over these shares with the other Managing Directors of Charlesbank Capital Partners, LLC. Charlesbank is the investment advisor to White River Ventures, Inc., the registered owner of the shares. Mr. Eisenson and Mr. Rosen have disclaimed beneficial ownership of these shares.

     (8) Includes 397,559 shares of common stock held solely by Mr. Kempner; 396,147 shares of common stock held by Mr. Kempner and William A. Perlmuth in trust for the benefit of Mr. Kempner; 295,584 shares of common stock held by Mr. Kempner and Mr. Perlmuth in trust for the benefit of Alan H. Kempner, Jr.; 89 shares of common stock held by Mr. Kempner and Mr. Perlmuth in trust for the benefit of the children of Thomas L. Kempner; 54,489 shares of common stock owned solely by Mr. Kempner's wife, Nan Kempner; and 67,360 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of November 20, 2001. Mr. Kempner shares both voting and investment power with Mr. Perlmuth over those shares which they hold in trust, and Mr. Kempner disclaims ownership of shares held by his wife, the shares held in trust for the benefit of his children and the shares held in trust of which Alan H. Kempner, Jr. is the beneficiary.

     (9) Comprises 1,337,000 shares of common stock held by Capricorn Investors II, L.P. and 1,200,000 shares of common stock issuable upon the exercise of the Capricorn warrants. Mr. Winokur is the managing member of Capricorn Holdings, LLC and Capricorn Holdings III, LLC, which are the general partners of Capricorn Investors II, L.P. and Capricorn Investors III, L.P., respectively. Capricorn Investors II, L.P. and Capricorn Investors III, L.P. each disclaim beneficial ownership of the shares held by the other. Mr. Mecum is a limited partner in Capricorn Investors II, L.P. and a member of its general partner, Capricorn Holdings, LLC. He is also a limited partner in Capricorn Investors III, L.P. and a member of its general partner, Capricorn Holdings III, LLC. Accordingly, he may be deemed to have a pecuniary interest in the common stock and Capricorn Warrants held by Capricorn.

     (10) The address of Marshfield Associates is 21 Dupont Circle N.W., Suite 310, Washington, D.C. 20036-1109.

     (11) Includes 416,250 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of November 20, 2001.

     (12) Includes 32,500 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of November 20, 2001.

     (13) Comprised of 72,500 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of November 20, 2001.

     (14) Includes 55,000 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of November 20, 2001.

     (15) The aggregate number of shares listed as owned by the directors and executive officers as a group was calculated by adding the number of shares owned by each individual included in the chart, but not adding in any listed share ownership that is shared by multiple persons.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain U.S. federal income tax consequences to holders of our common stock upon the issuance of the rights and upon the exercise or disposition of the rights. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular holder or to holders subject to special treatment under federal income tax laws. This discussion is limited to holders who hold their common stock and rights as capital assets. No ruling has been or will be sought from the IRS regarding any matter discussed herein. Our counsel has not rendered any legal opinion regarding any tax consequences relating to us or an investment in us. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. RIGHTS HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE OFFERING THAT ARE RELEVANT TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE EFFECTS OF STATE, LOCAL AND NON-U.S. TAX LAWS.

     For purposes of this discussion, a U.S. person means any one of the following:

     - a citizen or resident of the United States;

     - a partnership, corporation or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

     - an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

     As used in this discussion, "U.S. holder" means the beneficial owner of common stock or rights issued with respect to common stock who is a U.S. person. "Non-U.S. holder" means a beneficial owner of common stock or rights issued with respect to common stock who is not a U.S. person.

ISSUANCE OF THE RIGHTS

     Holders of our common stock on the record date will not be required to recognize taxable income upon the receipt of the rights provided that no record date holder of common stock is permitted to elect to receive either a distribution in rights or some other form of property, and provided that the distribution does not have the result of causing some holders of our stock or warrants to receive an increase in their proportionate interest in our assets or our earnings and profits and other holders of our stock or warrants to receive cash or property. In the rights offering, no record date holder of common stock or warrants may elect to receive a distribution other than in the form of rights, and the distribution of rights should not have the effect of causing some holders to receive an increase in their proportionate interest in our assets or our earnings and profits and other holders of our stock or warrants to receive cash or property. Therefore, no income should be recognized by any of the record date holders of our common stock in connection with the issuance of the rights.

U.S. HOLDERS

BASIS AND HOLDING PERIOD OF THE RIGHTS

     Except as provided in the following sentence, the basis of the rights received by a U.S. holder with respect to such holder's common stock will be zero. If either (i) the fair market value of the rights on the date of issuance is 15% or more of the fair market value (on that same date) of the common stock with respect to which they are received, or (ii) the record date holder elects under Section 307 of the Code, on the record date holder's federal income tax return for the taxable year in which the rights are received, to allocate part of the basis of the record date rights holder's shares of common stock to the rights, then, upon exercise or transfer of the rights, the record date rights holder's basis in those shares of common stock will be allocated between shares of the common stock and the rights in proportion to the fair market values of each on the date of issuance of the rights.

     The holding period of a U.S. holder with respect to rights received in respect of that holder's common stock will include the stockholder's holding period for the common stock with respect to which the rights were issued.

     In the case of a purchaser of rights (a "Purchaser") who is a U.S. person, the basis of the Purchaser's rights will be equal to the purchase price paid therefor, and the holding period for those rights will commence on the date following the date of purchase.

TRANSFER OF THE RIGHTS

     A U.S. holder or a Purchaser who sells or exchanges rights will recognize gain or loss equal to the difference between the amount realized and the basis, if any, of the rights sold or exchanged. Such gain or loss will be capital gain or loss if the common stock obtainable upon the exercise of the rights would be a capital asset in the hands of the record date rights holder or purchaser and will be long-term capital gain or loss if the holding period for such rights is more than one year.

EXPIRATION OF THE RIGHTS

     U.S. holders who receive rights with respect to their common stock and who allow such rights to expire unexercised will not recognize any gain or loss, and no adjustment will be made to the basis of their common stock.

     A Purchaser who allows rights to expire unexercised will recognize a loss equal to the basis of those rights. Any loss recognized by a Purchaser on the expiration of the rights will be a capital loss if the common stock obtainable upon the exercise of the rights would be a capital asset in the hands of the Purchaser.

EXERCISE OF THE RIGHTS, BASIS AND HOLDING PERIOD OF ACQUIRED SHARES

     U.S. holders will not recognize any gain or loss upon the exercise of their rights. The basis of each common share acquired through exercise of the rights will be equal to the sum of the subscription price paid therefor and the basis, if any, of the rights. The holding period for the common stock acquired through exercise of the rights will begin on the date the rights are exercised.

NON-U.S. HOLDERS

     A non-U.S. holder generally will not be subject to U.S. federal income tax in respect of any gain recognized on the sale or other taxable disposition of rights or common stock, unless:

     1. the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States or, if a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder;

     2. in the case of a non-U.S. holder who is an individual and holds our stock or rights as a capital asset, the holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other tests are met; or

     3. the non-U.S. holder is subject to tax under the provisions of U.S. federal income tax law applicable to certain U.S. expatriates.

Gain derived by a non-U.S. holder from a sale or other disposition of rights or common stock that is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder is generally taxed at the graduated rates that are applicable to U.S. persons. In the case of a non-U.S. holder that is a corporation, such effectively connected income may also be subject to the U.S. branch profits tax. Any individual non-U.S. holder described under clause (ii) of the preceding paragraph will be subject to a flat 30% tax on the gain derived in the disposition, which may be offset by certain U.S. source capital losses recognized within the same taxable year as such disposition. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR U.S. TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF INVESTING IN OUR STOCK.

BACKUP WITHHOLDING AND INFORMATION REPORTING.

     Generally, we must report annually to the IRS and to each holder the amount, if any, of any dividends paid on our stock and the amount of tax, if any, that we withheld on such distribution. This information may also be made available to the tax authorities of a country in which a non-U.S. holder resides. Under current U.S. Treasury Regulations, U.S. information reporting requirements and backup withholding tax will generally apply to dividends and to gross proceeds of a sale or other taxable disposition of our stock received by a U.S. holder unless such holder furnishes a correct taxpayer identification number and provides other certification or is otherwise exempt from backup withholding.

     Backup withholding will generally not apply to a non-U.S. holder who furnishes a certificate of foreign status and makes any other required certification, or who is otherwise exempt from backup withholding. Generally, a non-U.S. holder will provide this certification on the appropriate IRS Form W-8. Payments to or through a U.S. office of a broker of the proceeds of a sale or other taxable disposition of our stock are subject to backup withholding and information reporting, unless the holder certifies as to its non-U.S. holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also generally apply to payments of the proceeds of a sale of our stock by foreign offices of U.S. brokers, or foreign brokers with certain types of relationships to the United States, unless the holder establishes an exemption.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the holder's U.S. federal income tax liability if certain required information is furnished to the IRS.

PROSPECTUS

                                  $100,000,000

CCC INFORMATION SERVICES GROUP INC.

                                  Common Stock
                                Preferred Stock
                                Debt Securities
                              Subscription Rights
                                    Warrants

                              CCCISG CAPITAL TRUST

                           Trust Preferred Securities
                      Fully and Unconditionally Guaranteed
                   to the Extent Provided in this Prospectus
                                       by
                      CCC Information Services Group Inc.
                              Subscription Rights

     CCC Information Services Group Inc. has listed its shares of Common Stock on the Nasdaq National Market under the symbol "CCCG."

     The total offering price of these securities, in the aggregate, will not exceed $100,000,000. CCC Information Services Group Inc. and/or CCCISG Capital Trust may offer these securities separately or as units which may include other securities. We will provide the specific terms of any securities actually offered for sale in one or more supplements to this prospectus. You should read this prospectus and the supplements carefully before you decide to invest in any of these securities.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE SECURITIES OFFERED BY THIS PROSPECTUS UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS JULY 27, 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    i
WHERE YOU CAN FIND MORE INFORMATION.........................   ii
INCORPORATION BY REFERENCE..................................   ii
CERTAIN FORWARD-LOOKING STATEMENTS..........................  iii
SUMMARY.....................................................    1
CCC INFORMATION SERVICES GROUP INC..........................    1
CCCISG CAPITAL TRUST........................................    1
USE OF PROCEEDS.............................................    4
RATIO OF EARNINGS TO FIXED CHARGES..........................    4
DESCRIPTION OF THE SECURITIES TO BE OFFERED.................    4
  DESCRIPTION OF OUR CAPITAL STOCK..........................    4
  DESCRIPTION OF SUBSCRIPTION RIGHTS OF CCC INFORMATION
     SERVICES GROUP INC. ...................................    9
  DESCRIPTION OF WARRANTS...................................   10
  DESCRIPTION OF OUR SENIOR DEBT SECURITIES AND SUBORDINATED
     DEBT SECURITIES........................................   10
  DESCRIPTION OF TRUST PREFERRED SECURITIES.................   18
  DESCRIPTION OF PREFERRED SECURITIES GUARANTEE.............   27
  DESCRIPTION OF SUBSCRIPTION RIGHTS OF CCCISG CAPITAL
     TRUST..................................................   32
PLAN OF DISTRIBUTION........................................   32
LEGAL MATTERS...............................................   33
EXPERTS.....................................................   33

                             ---------------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a "shelf" registration statement that we and the Trust have filed jointly with the SEC. By using a shelf registration statement, we and/or the Trust may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $100,000,000. For further information about our business, the Trust and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we and/or the Trust may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

     No separate financial statements of the Trust are included in this prospectus. We do not believe that such financial statements would be material to holders of the trust preferred securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets certain Debt Securities (as more fully described below under the heading "CCCISG Capital Trust") of the Company and issuing the trust preferred securities and the trust common securities.

     Furthermore, taken together, the Company's obligations under

     - the series of Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus issued by the Company in connection with an issuance of trust preferred securities by the Trust,

     - the indenture under which those Subordinated Debt Securities will be issued,

     - the Declaration (as defined below) and

     - the trust preferred securities guarantee

provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. For a more detailed discussion, see "CCCISG Capital Trust," "Description of the Securities to be Offered -- Description of our Senior Debt Securities and Subordinated Debt Securities," "-- Description of Trust Preferred Securities" and "-- Description of Preferred Securities Guarantee." In addition, the Company does not expect that the Trust will be filing reports with the SEC under the Securities Exchange Act of 1934.

     This prospectus provides you with only a general description of the securities that we and/or the Trust may offer. Each time we and/or the Trust sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Neither we nor the Trust has authorized anyone to provide you with different information. If anyone does provide you with different or inconsistent information, you should not rely on it. Neither we nor the Trust will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC which you may read and copy at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the SEC located at Citicorp, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 or over the Internet at the SEC's Web site at http://www.sec.gov.

     Our Common Stock is listed on the Nasdaq National Market, and, as a result, we also file reports, proxy statements and other information with Nasdaq.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents filed with the SEC (File No. 0-28600) listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until this offering is terminated:

     - our Annual Report on Form 10-K, as amended by the Form 10-K/A filed on June 29, 2001, for the year ended December 31, 2000 (except for the Company's consolidated financial statements which have been restated to reflect the Consumer Services segment as a discontinued operation and are included in the Company's Current Report on Form 8-K dated June 29,
       2001);

     - our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     - our Current Reports on Form 8-K dated April 19, 2001 and June 29, 2001;
       and

     - the description of our Common Stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating this description.

     We will provide at no cost to each person who receives a copy of this prospectus, upon written or oral request, a copy of any and all of the documents incorporated by reference in this prospectus. You should request copies from:
Reid E. Simpson, Executive Vice President and Chief Financial Officer, CCC Information Services Group Inc., World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654, telephone number (312) 222-4636.

                       CERTAIN FORWARD-LOOKING STATEMENTS

     This prospectus (including the documents incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to us and/or the Trust that is based on the beliefs of management as well as assumptions made by, and information currently available to, our management. When used in this prospectus or any prospectus supplement, the words "anticipate," "believe," "estimate," "expect," "intend," "plan" and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, which include, without limitation, the matters set forth herein or in any prospectus supplement under the caption "CCC Information Services Group Inc.," reflect our views with respect to future events over which we have no or incomplete control. In addition, realization of the expected outcomes is subject to certain risks. These forward-looking statements also are subject to uncertainties and assumptions relating to our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein, or in any prospectus supplement, as anticipated, believed, estimated, expected, intended, planned (or words of similar import).

                                    SUMMARY

     This summary calls your attention to selected information about us and our business, but may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus or incorporated herein by reference. In this prospectus, we frequently use the terms "the Company," "we" and "our" to refer to CCC Information Services Group Inc. and our subsidiaries.

                      CCC INFORMATION SERVICES GROUP INC.

     CCC Information Services Group Inc., incorporated in Delaware in 1983 and headquartered in Chicago, Illinois, is a holding company that operates through its wholly owned subsidiary, CCC Information Services Inc. CCC Information Services Inc. is comprised of various business segments, including CCC U.S., CCC International and DriveLogic, and shared service groups that provide product development, management information systems, legal, finance and administration services. We automate the process of evaluating and settling automobile physical damage claims, which allows our customers to integrate estimate information, labor time and cost, and various other calculations derived from our extensive databases, electronic images, documents and other related information into organized electronic workfiles. We develop, market and supply a variety of automobile claims services which enable customers in the automobile claims industry, including automobile insurance companies, collision repair facilities, independent appraisers, automobile dealers and consumers, to manage the automobile claims and vehicle restoration process. Our primary products and services are TOTAL LOSS and PATHWAYS, which provide our customers with access to various automobile information databases and claims management software.

     Our principal executive offices are located at World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654, and our telephone number is (312) 222-4636. We maintain a website at www.cccis.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

                              CCCISG CAPITAL TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to:

     - the declaration of trust executed by the Company, as sponsor of the Trust, and

     - a certificate of trust filed with the Delaware Secretary of State.

     The declaration of trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part.

     The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

     The Trust may offer to the public, from time to time, trust preferred securities representing preferred beneficial interests in itself, as well as subscription rights to purchase such trust preferred securities.

     The Trust exists for the exclusive purposes of:

     - issuing and selling its trust common securities and trust preferred securities,

     - using the proceeds from the sale of those trust common securities and trust preferred securities to acquire a series of Subordinated Debt Securities issued by the Company or other securities of the Company entitled to be issued pursuant to this prospectus, and

     - engaging in only those other activities necessary or incidental to the above activities (such as registering the transfer of the trust common securities and the trust preferred securities).

     The Trust will sell trust common securities representing undivided beneficial ownership interests in itself to the Company and trust preferred securities representing undivided beneficial ownership interests in itself to the public.

     When the Trust sells its trust preferred securities to the public, it will use the money it receives, together with the money it receives from the sale of its trust common securities, to buy a series of the Company's Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus. The payment terms of those Subordinated Debt Securities will be virtually the same as the terms of the Trust's trust preferred securities.

     The Trust will own only the applicable series of Subordinated Debt Securities, or other securities of the Company entitled to be issued pursuant to this prospectus, it purchases from the Company with the money it receives from the sale of its trust common securities and trust preferred securities. The only ongoing source of funds for the Trust will be the payments it receives from the Company on those Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus. The Trust will use those funds to make cash payments to holders of the trust preferred securities.

     The Trust will also have the right to be reimbursed by the Company for certain expenses.

     All of the trust common securities will be owned by the Company. The trust common securities will rank equally, and payments will be made on such securities pro rata, with the trust preferred securities of the Trust, except that upon the occurrence and continuance of an event of default under the Declaration resulting from an event of default under the Indenture, the rights of the Company, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the trust preferred securities. See "Description of the Securities to be Offered -- Description of Trust Preferred Securities." The Company will acquire trust common securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust, except as set forth in any applicable prospectus supplement.

     The prospectus supplement relating to any trust preferred securities will contain the details of the cash distributions to be made periodically to the holders of the trust preferred securities.

     Under certain circumstances, the Company may redeem the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus which it sold to the Trust. If the Company does this, the Trust will redeem a like amount of the trust preferred securities which it sold to the public and the trust common securities which it sold to the Company.

     Under certain circumstances, the Company may terminate the Trust and cause the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, if any, sold to the Trust to be distributed to the holders of the related trust preferred securities. If this happens, owners of those trust preferred securities will no longer have any interest in the Trust and will only own the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, if any.

     Unless otherwise specified in the applicable prospectus supplement:

     - The Trust will have a term of approximately 40 years from the date it issues its trust common securities and trust preferred securities but may terminate earlier as provided in the Declaration.

     - The Trust's business and affairs will be conducted by its trustees.

     - The trustees will be appointed by the Company as holder of the trust common securities.

     - The duties and obligations of the trustees are governed by the Declaration.

     - We anticipate that the trustees will be Wilmington Trust Company, as the issuer trustee and as the Delaware trustee, and one or more regular trustees who are employees or officers of, or affiliated with, the Company. The issuer trustee will act as sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act. The issuer trustee will also act as trustee under the guarantees and the Indenture. See "Description of the Securities to be Offered -- Description of our Senior Debt Securities and Subordinated Debt Securities" and "-- Description of Preferred Securities Guarantee."

     - The Company will pay all fees and expenses related to the Trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust.

     - No amendment or modification may be made to the Declaration which would adversely affect the rights or preferences of the trust common securities and trust preferred securities without the approval of the majority in liquidation amount of the trust common securities and trust preferred securities (which may be only the trust preferred securities or trust common securities if only that class is affected).

     The principal executive office of the Trust is World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654, and its telephone number is (312) 222-4636.

                                USE OF PROCEEDS

     Unless otherwise indicated in a supplement or supplements to this prospectus, the net proceeds we receive from the sale of the securities offered by this prospectus are expected to be used for general corporate purposes. The net proceeds received by the Trust from the sale of the trust common securities and the trust preferred securities will be used solely to purchase the Subordinated Debt Securities of the Company or other securities of the Company entitled to be issued pursuant to this prospectus. See "CCCISG Capital Trust." Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in that supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following are our consolidated ratios of earnings to fixed charges for each of the periods indicated:

                                          THREE MONTHS
                                             ENDED           YEARS ENDED DECEMBER 31,
                                           MARCH 31,     --------------------------------
                                              2001       2000   1999   1998   1997   1996
                                          ------------   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges......      1.3x       3.8x   5.2x   12.2x  14.4x  1.8x

     We determined the earnings in the calculation of the ratio of earnings to fixed charges by increasing income from continuing operations before federal income taxes by an amount equal to fixed charges.

                  DESCRIPTION OF THE SECURITIES TO BE OFFERED

     We may offer and sell from time to time, in one or more offerings, Common Stock, Preferred Stock, Debt Securities, warrants to purchase the foregoing or subscription rights to purchase the foregoing and/or the Trust may sell from time to time, in one or more offerings, trust preferred securities and subscription rights to purchase such trust preferred securities, in a dollar amount that does not exceed $100,000,000 in the aggregate. We may offer these securities in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a prospectus supplement. This prospectus contains only a summary of the securities we and the Trust may offer. The specific terms of any securities actually offered for sale, together with the terms of that offering, the initial price and the net proceeds to the Company and/or the Trust from the sale of such securities, will be set forth in an accompanying prospectus supplement. That prospectus supplement also will contain information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

DESCRIPTION OF OUR CAPITAL STOCK

     The following summary of our Common Stock and Preferred Stock is not meant to be a complete description and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), our Second Amended and Restated By-Laws (the "Bylaws") and the Delaware General Corporation Law (the "DGCL"). We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. The specific terms we describe in a prospectus supplement may differ from the terms we describe below.

     Our authorized capital stock currently consists of 40,000,000 shares of Common Stock, par value $0.10 per share, and 100,000 shares of Preferred Stock, par value $1.00 per share.

     Our Preferred Stock may be issued from time to time in one or more series with such designations, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption and the liquidation preference established by our Board of Directors, without approval of the stockholders, pursuant to the provisions of the Certificate of Incorporation. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control without further action by our stockholders.

COMMON STOCK

     As of June 29, 2001, we had 21,803,063 shares of Common Stock issued and outstanding.

Dividends

     Subject to the rights of the holders of Preferred Stock, our Common Stock holders are entitled to receive dividends and other distributions in cash, stock or property, when, as and if declared by the Board of Directors out of our assets or funds legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

Voting Rights

     For all matters submitted to a vote of the stockholders, each holder of Common Stock is entitled to one vote for each share registered in his or her name. In addition, any action required to be taken by the stockholders may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by the holders of the outstanding stock having at least the minimum number of votes that would be necessary to take the action at a meeting at which all shares entitled to vote thereon were present and voted. Subject to any voting rights which may be granted to holders of Preferred Stock, any action submitted to stockholders is approved if the number of votes cast in favor of such action exceeds the number of votes required by the provisions of the Certificate of Incorporation or by applicable law, subject to applicable quorum requirements. See "Description of Our Capital Stock -- Preferred Stock" for details regarding the voting rights of our Series F Preferred Stock.

Miscellaneous

     The holders of Common Stock have no preemptive rights, cumulative voting rights or conversion rights, and the Common Stock is not subject to redemption.

     The transfer agent and registrar for our Common Stock is Computershare Investor Services, L.L.C.

     All shares of Common Stock offered pursuant to a prospectus supplement, or issuable upon conversion of, exchange for, or exercise of the securities offered by this prospectus, will, when issued, be fully paid and non-assessable. Our Common Stock is traded on the Nasdaq National Market under the symbol "CCCG."

PREFERRED STOCK

     The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any prospectus supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Certificate of Incorporation (including any future amendments thereto) and the Bylaws (including any future amendments thereto).

     As of June 29, 2001, we had 100 shares of Series F Preferred Stock issued and outstanding. There were no other shares of Preferred Stock issued and outstanding as of such date.

     The Company's Series F Preferred Stock, par value $1.00 per share (the "Series F Preferred Stock"), was issued in connection with the Company's sale of warrants to purchase its Common Stock (the "Common Stock Warrants") in a previous financing transaction. Holders of the Series F Preferred Stock are not entitled to receive dividends but are entitled to vote on all matters voted on by the holders of the Common Stock, voting together as a single class. With respect to any such vote, each share of Series F Preferred Stock entitles the holder thereof to cast 12,000 votes. As the Common Stock Warrants are exercised for shares of Common Stock, the number of votes per share of Series F Preferred Stock will decrease accordingly, such that, at any given time, each share of Series F Preferred Stock will have a number of votes that equals the aggregate number of shares of Common Stock for which the Common Stock Warrants are then exercisable divided by 100. Upon the earlier of the date that the Common Stock Warrants are exercised in full or February 23, 2006 (the Common Stock Warrant expiration date), the Series F Preferred Stock will cease to have any voting rights, and those shares will be forfeited.

General

     Subject to limitations prescribed by the DGCL and the Certificate of Incorporation, our Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations, preferences and relative or special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors. The Preferred Stock will, when issued, be fully paid and non-assessable.

     Reference is made to the prospectus supplement relating to the series of Preferred Stock offered thereby for specific terms, including: (i) the series and title, if any, of such Preferred Stock; (ii) the number of shares of such Preferred Stock offered and the liquidation preference per share and the initial offering price, if any, of such Preferred Stock; (iii) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock; (iv) whether dividends on such Preferred Stock shall be cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate; (v) any voting rights granted to the holders of such Preferred Stock or required by law; (vi) the procedures for any auction and remarketing, if any, for such Preferred Stock; (vii) provisions for a sinking fund, if any, for such Preferred Stock; (viii) provisions for redemption, if applicable, of such Preferred Stock; (ix) any listing of such Preferred Stock on any securities exchange; (x) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the conversion or exchange price or rate (or manner of calculation thereof) and the conversion or exchange date(s) or period(s); (xi) a discussion of certain material U.S. federal income tax considerations applicable to such Preferred Stock; and (xiii) any other material terms, preferences, rights, limitations or restrictions of such Preferred Stock.

Rank

     Unless otherwise specified in any prospectus supplement, our Preferred Stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up, rank (i) senior to all the Common Stock and to all of our equity securities the terms of which provide that such equity securities are subordinated to our Preferred Stock; (ii) on a parity with all of our equity securities other than those referred to in clauses (i) and (iii); and (iii) junior to all of our equity securities which the terms of such Preferred Stock provide will rank senior to it.

Dividends

     Our holders of Preferred Stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, out of our assets legally available for payment, cash, property or stock dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our Board of Directors.

     Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of that series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

     If any shares of the Preferred Stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on our Preferred Stock of any other series ranking, as to dividends, on parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or
(ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment for the then current dividend period ((i) and (ii) are hereinafter collectively referred to as "all required dividends are paid"). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon shares of Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends (other than in Common Stock or other stock ranking junior to the Preferred Stock of such series as to dividends and upon our liquidation, dissolution or winding-up) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock or any other of our stock ranking junior to or on parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any Common Stock or any of our other capital stock ranking junior to or on parity with the Preferred Stock of such series as to dividends or upon liquidation, dissolution or winding-up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) (except by conversion into or exchange for any of our other stock ranking junior to the Preferred Stock of such series as to dividends and upon our liquidation, dissolution or winding-up).

     Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption

     If so provided in the applicable prospectus supplement, the shares of Preferred Stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

     The prospectus supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of such Preferred Stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of us, then, before any distribution or payment shall be made to the holders of the Common Stock or any other class or series of our stock ranking junior to such series of Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding-up of us, the holders of each series of Preferred Stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such series of Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such series of Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding-up of us, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of such series of Preferred Stock and the corresponding amounts payable on all shares of other series of our stock ranking on a parity with such series of Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding-up of us, then the holders of such class or series of Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of shares of such series of Preferred Stock, our remaining assets shall be distributed among the holders of any other series of stock ranking junior to such series of Preferred Stock upon any liquidation, dissolution or winding-up of us, according to their respective rights and preferences and in each case according to their respective number of shares.

     For such purposes, neither the consolidation or merger of us with or into any other company nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding-up.

Voting Rights

     Holders of such series of Preferred Stock will not have any voting rights, except as set forth below (unless otherwise specified in a prospectus supplement) or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

     Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of each series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such shares; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation in respect of such series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

Conversion Rights

     The terms and conditions, if any, upon which shares of any series of Preferred Stock are convertible into or exchangeable for other securities or rights of us or other issuers, including, without limitation, Common Stock, Debt Securities or another series of Preferred Stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the name of the issuer of such other securities or rights and the number or principal amount of the securities or rights into which the Preferred Stock is convertible or exchangeable, the conversion or exchange price or rate (or manner of calculation thereof), the conversion or exchange date(s) or period(s), provisions as to whether the conversion or exchange will be at the option of the holders of such series of Preferred Stock or at our option and the events requiring an adjustment of the conversion or exchange price or rate.

ANTI-TAKEOVER PROVISIONS

     The Company is not subject to the provisions of Section 203 of the DGCL. This section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an interested stockholder for a period of three years from the date that such person became an interested stockholder.

     A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage, provided that such bylaw or certificate of incorporation amendment shall not become effective until twelve months after the date it is adopted. The Certificate of Incorporation excludes us from the coverage of Section 203.

DESCRIPTION OF SUBSCRIPTION RIGHTS OF CCC INFORMATION SERVICES GROUP INC.

     We may issue to our stockholders rights to purchase our Common Stock, Preferred Stock, Debt Securities or Warrants. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any securities remaining unsubscribed for after the rights offering.

     The applicable prospectus supplement will describe the specific terms of any rights offering for which this prospectus is being delivered, including the following:

     - the exercise price for the rights;

     - the number of rights issued to each stockholder;

     - the extent to which the rights are transferable;

     - any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

     - the date on which the right to exercise the rights shall commence, and the date on which the right shall expire;

     - the extent to which the right includes an over-subscription privilege with respect to unsubscribed securities; and

     - if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

     The Company amended its credit facility on April 17, 2001 (the "Amendment"). Pursuant to the Amendment, the Company is required to raise an additional $25,000,000 of capital prior to September 30, 2001. On or before June 30, 2001, the Company must (i) provide their lenders with one or more signed letters of intent providing for such additional capital contribution (collectively, Alternative Financing Proposals) or (ii) file a registration statement for an equity rights offering to be completed by September 30, 2001. This prospectus was filed as part of a registration statement in compliance with the provisions of the Company's credit facility as previously described. In the event the Company decides not to proceed with an Alternative Financing Proposal, the Company may proceed with an equity rights offering, the terms of which will be set forth in a prospectus supplement to this prospectus. The proceeds raised in any such rights offering will be used to make the capital contribution required by the Amendment.

DESCRIPTION OF WARRANTS

     We may issue Warrants to purchase Debt Securities, Preferred Stock or Common Stock (collectively, the "Underlying Warrant Securities"), and such Warrants may be issued independently or together with any such Underlying Warrant Securities and may be attached to or separate from such Underlying Warrant Securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between us and a warrant agent ("warrant agent"). The warrant agent will act solely as our agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants.

     The applicable prospectus supplement will describe the specific terms of any Warrants offered thereby, including: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the exercise price of such Warrants may be payable; (v) the designation and terms of the Underlying Warrant Securities purchasable upon exercise of such Warrants; (vi) the price at which the Underlying Warrant Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Underlying Warrant Securities with which such Warrants are issued and the number of such Warrants issued with each such Underlying Warrant Security; (xi) if applicable, the date on and after which such Warrants and the related Underlying Warrant Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

DESCRIPTION OF OUR SENIOR DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES

     Our Senior Debt Securities and Subordinated Debt Securities (collectively, "Debt Securities"), consisting of notes or other evidences of indebtedness, may be issued from time to time in one or more series under a Debt Indenture (the "Indenture") between us and the named trustee. The trustee under the Indenture is referred to hereinafter as the "indenture trustee."

     The following description summarizes the material terms of the Indenture and Debt Securities and is qualified in its entirety by reference to the detailed provisions of the Debt Securities and the Indenture, which will contain the full text of these provisions and other information regarding the Debt Securities, including definitions of some of the terms used in this prospectus. Wherever particular sections are defined or defined terms of the Indenture are referred to, these sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The specific terms we describe in any prospectus supplement may differ from the terms we describe below.

General

     The Indenture will not limit the aggregate principal amount of Debt Securities that may be issued and will provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, foreign currencies or currency units.

     The specific terms of a series of Debt Securities will be established in or pursuant to a resolution of our Board of Directors or in one or more indentures supplemental to the Indenture (each, an "Indenture Supplement"). Pursuant to the Indenture, we will be able to establish different rights with respect to each series of Debt Securities issued under such Indenture, including, pursuant to an Indenture Supplement, different covenants and events of default.

     The applicable prospectus supplement will provide information regarding the specific terms of the Debt Securities, including: (i) the classification as senior or subordinated Debt Securities and the specific title and designation, aggregate principal amount (including any limit thereon), purchase price and denominations of those Debt Securities; (ii) currency in which principal of, premium, if any, on and/or any interest on those Debt Securities will or may be payable; (iii) the date or dates on which the principal of those Debt Securities is payable or the method of determining the same, if applicable; (iv) the rate or rates (which may be fixed or variable) at which those Debt Securities will bear interest, if any, or the method of determining interest payment dates, if applicable; (v) the date or dates from which such interest, if any, will accrue or the method of determining interest payments dates, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on those Debt Securities;
(vi) the place or places where the principal of and premium, if any, on and interest on the Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether those Debt Securities are convertible into or exchangeable for our Common Stock or other securities or rights of us or other issuers and, if so, the applicable conversion or exchange terms and conditions; (ix) whether the Debt Securities will be issuable in registered form ("Registered Debt Securities") or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of and premium, if any, on and interest on those Bearer Debt Securities, to the exchange of one form for another and to the offer, sale and delivery of those Bearer Debt Securities (except that under current United States federal income tax law, Registered Debt Securities will not be exchangeable into Bearer Debt Securities); (x) any applicable material United States federal income tax consequences, including those related to the Debt Securities issued at a discount below their stated principal amount; (xi) the proposed listing, if any, of the Debt Securities on any securities exchange or market; and (xii) any other specific terms pertaining to the Debt Securities, whether in addition to, or modification or deletion of, the terms described herein.

     Unless otherwise specified in a prospectus supplement, Registered Debt Securities will be issued only in denominations of U.S. $1,000 and any integral multiple thereof.

     Debt Securities will bear interest, if any, at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any discounted Debt Securities or to Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.

Registration and Transfer

     Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions described in the applicable prospectus supplement. These services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations described in the applicable prospectus supplement. Bearer Debt Securities and the related coupons, if any, will be transferable by delivery.

Global Debt Securities

     Registered Debt Securities of a series may be issued in the form of one or more global securities (a "Global Security") that will be deposited with, or on behalf of, a depositary (a "Depositary") or with a nominee for a Depositary identified in the prospectus supplement relating to that series. In that case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Registered Debt Securities of the series to be represented by the Global Security or Securities. Unless and until it is exchanged in whole for Registered Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for the Global Security to a nominee of the Depositary or by a nominee of the Depositary to the another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

     Bearer Debt Securities of a series may also be issued in the form of one or more Global Securities (a "Bearer Global Security") that will be deposited with a Depositary for Euroclear System and Cedel Bank, S.A., or with a nominee for the Depositary identified in the prospectus supplement relating to that series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the prospectus supplement relating to that series.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the prospectus supplement relating to that series. However, except for Debt Securities issued in foreign currencies, unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company ("DTC") will be the Depositary, and the following depositary arrangements will apply.

     DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it, (i) upon deposit of a Global Security representing Debt Securities, DTC will credit the accounts of the designated Participants with the applicable portions of the principal amount of such Debt Securities and (ii) ownership of beneficial interests in a Global Security representing Debt Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests).

     Investors in a Global Security representing Debt Securities may hold their interests therein directly through DTC if they are Indirect Participants or indirectly through organizations that are Indirect

Participants. All beneficial interests in a Global Security representing Debt Securities will be subject to procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of securities that they own in definitive form. Consequently, the ability to transfer beneficial interests in a Global Security representing Debt Securities to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Security representing Debt Securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Payments in respect of a Global Security representing Debt Securities will be payable in same-day funds by the indenture trustee to Cede & Co. as nominee of DTC in its capacity as the holder thereof under the Indenture. Under the terms of the Indenture, the indenture trustee will treat the persons in whose names Debt Securities, including a Global Security representing Debt Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the indenture trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial interests in a Global Security representing Debt Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial interests in a Global Security representing Debt Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities, such as a Global Security representing Debt Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Security representing Debt Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or the indenture trustee. Neither we nor the indenture trustee will be liable for any delay by DTC or any of its Participants in identifying the owners of beneficial interests in a Global Security representing Debt Securities, and we and the indenture trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Beneficial interests in a Global Security representing Debt Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefor settle in immediately available funds, subject in all cases to the rules and procedures of DTC, the Participants and the Indirect Participants.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to beneficial owners, and vice versa, will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time. Neither we nor the indenture trustee will have any responsibility or liability with respect thereto.

     Prior to any redemption of Debt Securities covered by a Global Security, we will provide DTC with notices of redemption containing all information required by DTC's rules and procedures. Such notices will be provided to DTC for distribution to Participants within the time periods established by DTC. If less than the entire principal amount of Subordinated Debt Securities of a series represented by a Global Security is to be redeemed, DTC's practice is to determine by lot the amount of the interest of each Participant to be redeemed.

     DTC has advised us that it will take any action permitted to be taken by a holder of Debt Securities only at the direction of one or more Participants to whose account with DTC interests in a Global Security representing Debt Securities are credited and only in respect of such portion of the principal amount of Debt Securities as to which such Participant or Participants has or have given such direction.

     The foregoing information concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the indenture trustee takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of beneficial interests in a Global Security representing Debt Securities among Participants in DTC, it is under no obligation to follow or to continue to follow such procedures, and such procedures may be discontinued at any time. Neither we nor the indenture trustee will have any responsibility for the performance by DTC, the Participants or the Indirect Participants of their respective obligations under the rules and procedures governing DTC's operations.

     Under the Indenture, a Global Security representing Debt Securities will be exchangeable for Debt Securities in definitive form if (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary therefor or (y) has ceased to be a clearing agency registered under the Exchange Act, and we thereupon fail to appoint a successor depositary within 90 days, (ii) we, in our sole discretion, elect to cause the issuance of our Debt Securities in definitive form or (iii) there shall have occurred and be continuing an Event of Default under the Indenture or any event which after notice or lapse of time or both would be an Event of Default under such Indenture.

Ranking

     SENIOR DEBT SECURITIES. Payment of the principal of and premium, if any, on and interest on Senior Debt Securities will rank pari passu with all of our other unsecured and unsubordinated debt.

     SUBORDINATED DEBT SECURITIES. Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all senior indebtedness. Upon any distribution to our creditors in a liquidation or dissolution of us or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding related to us or our property, in an assignment for the benefit of creditors or any marshalling of our assets and liabilities, the holders of all senior indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Debt Securities (except that holders of Subordinated Debt Securities may receive securities that are subordinated at least to the same extent as the Subordinated Debt Securities to senior indebtedness and any securities issued in exchange for senior indebtedness).

     Except as set forth in any applicable prospectus supplement, we also may not make any payment upon or in respect of the Subordinated Debt Securities (except in Subordinated Debt Securities) and may not acquire from the indenture trustee or the holder of any Subordinated Debt Securities for cash or property (other than securities subordinated to at least the same extent as the Subordinated Debt Securities to (i) senior indebtedness and (ii) any securities issued in exchange for senior indebtedness) until senior indebtedness has been paid in full if (i) a default in the payment of the principal of, premium, if any, or interest on senior indebtedness occurs and is continuing beyond any applicable period of grace, or (ii) any other default occurs and is continuing with respect to senior indebtedness that permits holders of the senior indebtedness as to which that default relates to accelerate its maturity and the indenture trustee receives a notice of that default (a "Payment Blockage Notice") from the representative or representatives of holders of at least a majority of principal amount of senior indebtedness then outstanding. Except as set forth in any applicable prospectus supplement, payments on the Subordinated Debt Securities may be resumed (i) in the case of a payment default, upon the date on which that default is cured or waived, or (ii) in the case of a default other than a non-payment default, the number of days after the date on which the applicable Payment Blockage Notice is received as provided in the relevant prospectus supplement unless the maturity of any senior indebtedness has been accelerated. Except as set forth in any applicable prospectus supplement, no new period of payment blockage may be commenced within 360 days after the receipt by the indenture trustee of any prior Payment Blockage Notice. No default, other than a nonpayment default, that existed or was continuing on the date of delivery of any Payment Blockage Notice to the indenture trustee will be, or be made, the basis for a subsequent Payment Blockage Notice, unless that default has been cured or waived for a period of not less than the number of days set forth in the relevant prospectus supplement.

     In the event that the indenture trustee or any holder receives any payment of principal or interest with respect to the Subordinated Debt Securities at a time when payment is prohibited under the Indenture, the payment shall be held in trust for the benefit of, and immediately be paid over and delivered to, the holders of senior indebtedness or their representative as their respective interests may appear. After all senior indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, holders will be subrogated (equally and ratably with all other indebtedness pari passu with the Subordinated Debt Securities) to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness to the extent that distributions otherwise payable to the holders have been applied to the payment of senior indebtedness.

     In addition, because our operations are conducted primarily through our subsidiaries, claims of holders of indebtedness of our subsidiaries, as well as claims of regulators and creditors of our subsidiaries, will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors including holders of the Subordinated Debt Securities. The Indenture will not limit the amount of additional indebtedness which any of our subsidiaries can create, incur, assume or guarantee.

     Because of these subordination provisions, in the event of our liquidation or insolvency or the liquidation or insolvency of any of our subsidiaries, holders of Subordinated Debt Securities may recover less, ratably, than the holders of senior indebtedness.

Payment and Paying Agents

     Unless otherwise indicated in the relevant prospectus supplement, payment of principal of and premium, if any, on and interest on Debt Securities will be made at the office of the indenture trustee or at the office of any other paying agent or paying agents as we may designate from time to time, except that at our option, payment of any interest may be made, except in the case of a Global Security representing Debt Securities, by (i) check mailed to the address of the person appearing in the applicable securities register or (ii) transfer to an account maintained by the person as specified in the securities register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Debt Securities will be made to the person in whose name those Debt Securities are registered at the close of business on the record date for interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, we will at all times be required to maintain a paying agent in each place of payment for Debt Securities.

     Any moneys deposited with the indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and premiums, if any, on or interest on any Debt Securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at our request, be paid to us, and the holder of Debt Securities shall thereafter look, as a general unsecured creditor, only to us for payment.

Conversion Rights

     The terms and conditions, if any, on which Debt Securities are convertible into or exchangeable for our Common Stock or our other securities will be set forth in the relevant prospectus supplement. These terms will include the conversion or exchange price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at our option or the option of the holder, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of Debt Securities.

Merger, Consolidation and Sale of Assets

     The Indenture will prohibit us from consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all our assets (determined on a consolidated basis), to any person unless: (i) either we are the successor company which results or survives or the successor company is a person organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the successor company (if not us) expressly assumes by a supplemental indenture, executed and delivered to the indenture trustee, in form satisfactory to the indenture trustee, all of our obligations under the Indenture and Debt Securities, including the conversion rights described in any prospectus supplement, (ii) immediately after giving effect to the transaction, no event of default has happened and is continuing and (iii) we deliver to the indenture trustee an officers' certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture, if any, comply with the Indenture.

Events of Default and Remedies

     An Event of Default will be defined in the Indenture as being:

     - default in payment of the principal of or premium, if any, on Debt Securities when due at maturity, upon redemption or otherwise, including our failure to purchase Debt Securities when required (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

     - default for 30 days in payment of any installment of interest on Debt Securities (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); our default for 60 days after notice in the observance or performance of any other covenants in the Indenture;

     - or certain events involving our bankruptcy, insolvency or reorganization. The Indenture will provide that the indenture trustee may withhold notice to the holders of Debt Securities of any default (except in payment of principal, premium, if any, or interest with respect to Debt Securities) if the indenture trustee, in good faith, considers it in the interest of the holders of Debt Securities to do so.

     The Indenture will provide that if an Event of Default shall have occurred and be continuing, unless otherwise provided in a prospectus supplement, the indenture trustee or the holders of not less than 51% in principal amount of Debt Securities then outstanding may declare the principal of and premium, if any, on Debt Securities to be due and payable immediately.

     The holders of a majority in principal amount of Debt Securities then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee, subject to certain limitations that will be specified in the Indenture. The Indenture will provide that, subject to the duty of the indenture trustee following an Event of Default to act with the required standard of care, the indenture trustee will not be under an obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders, unless the indenture trustee receives satisfactory indemnity against any associated costs, liability or expense.

Satisfaction and Discharge; Defeasance

     The Indenture will cease to be of further effect as to all outstanding Debt Securities (except as to (i) rights of the holders of Debt Securities to receive payments of principal of, premium, if any, and interest on, the Debt Securities,
(ii) rights of holders of Debt Securities to convert to Common Stock, (iii) any right of optional redemption, (iv) any rights of registration of transfer and exchange, (v) substitution of apparently mutilated, defaced, destroyed, lost or stolen Debt Securities, (vi) rights, obligations and immunities of the indenture trustee under the Indenture and (vii) rights of the holders of Debt Securities as beneficiaries of the Indenture with respect to the property so deposited with the indenture trustee payable to all or any of them) if (A) we will have paid or caused to be paid the principal of, premium, if any, and interest on Debt Securities as and when the same will have become due and payable or (B) all outstanding Debt Securities (except lost, stolen or destroyed Debt Securities which have been replaced or paid) have been delivered to the indenture trustee for cancellation or (C) (x) Debt Securities not previously delivered to the indenture trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the indenture trustee upon delivery of notice and (y) we will have irrevocably deposited with the indenture trustee, in trust, cash in an amount sufficient to pay principal of and interest on the outstanding Debt Securities, to maturity or redemption, as the case may be. Such trust may only be established if such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument pursuant to which we are a party or by which we are bound and we have delivered to the indenture trustee an officers' certificate and an opinion of counsel, each stating that all conditions related to such defeasance have been complied with.

     The Indenture will also cease to be in effect (except as described in clauses (i) through (vii) in the immediately preceding paragraph) and the indebtedness on all outstanding Debt Securities will be discharged on a specified day set forth in the relevant prospectus supplement after our irrevocable deposit with the indenture trustee in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of Debt Securities of cash, U.S. Government Obligations (as will be defined in the Indenture) or a combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the indenture trustee, to pay the principal of, premium, if any, and interest on Debt Securities then outstanding in accordance with the terms of the Indenture and Debt Securities ("legal defeasance"). Such legal defeasance may only be effected if (i) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound, (ii) we have delivered to the indenture trustee an opinion of counsel stating that
(A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, based thereon, the holders of Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge by us and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred, (iii) we have delivered to the indenture trustee an opinion of counsel to the effect that after the specified day in the relevant prospectus supplement following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (iv) we have delivered to the indenture trustee an officers' certificate and an opinion of counsel stating that all conditions related to the defeasance have been complied with.

     We may also be released from our obligations under the covenants described above under "-- Merger, Consolidation and Sale of Assets" with respect to Debt Securities outstanding on the specified day in the relevant prospectus supplement after our irrevocable deposit with the indenture trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of Debt Securities, of cash, U.S. Government Obligations or a combination thereof, in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in written certification thereof delivered to the indenture trustee, to pay the principal of, premium, if any, and interest on Debt Securities then outstanding in accordance with the terms of the Indenture and Debt Securities ("covenant defeasance"). Such covenant defeasance may only be effected if (i) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound, (ii) we have delivered to the indenture trustee an officers' certificate and an opinion of counsel to the effect that the holders of Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance by us and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred, (iii) we have delivered to the indenture trustee an opinion of counsel to the effect that after the specified day in the relevant prospectus supplement following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and

(iv) we have delivered to the indenture trustee an officers' certificate and an opinion of counsel stating that all conditions relating to the covenant defeasance have been complied with. Following such covenant defeasance, we will no longer be required to comply with the obligations described above under "-- Merger, Consolidation and Sale of Assets" and will have no obligation to repurchase Debt Securities.

Modifications of the Indenture

     The Indenture will contain provisions permitting us and the indenture trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of Debt Securities, except that no such modification shall (i) extend the fixed maturity of any Debt Securities, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or premium, if any, thereon, reduce any amount payable upon redemption thereof, change our obligation to repurchase of any Debt Securities upon the happening of a change of control, impair or affect the right of a holder to institute suit for the payment thereof, change the currency in which Debt Securities are payable, modify the subordination provisions of the Indenture in a manner adverse to the holders of Debt Securities or impair the right to convert d Debt Securities into our Common Stock subject to the terms set forth in the Indenture, without the consent of the holder of Debt Securities so affected or (ii) reduce the aforesaid percentage of Debt Securities, without the consent of the holders of all of Debt Securities then outstanding.

Governing Law

     The Indenture and Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Indenture Trustee

     We anticipate appointing the indenture trustee as the paying agent, conversion agent, registrar and custodian with regard to the Debt Securities. The indenture trustee and/or its affiliates may in the future provide banking and other services to us in the ordinary course of their respective businesses.

DESCRIPTION OF TRUST PREFERRED SECURITIES

     The trust preferred securities will be issued by CCCISG Capital Trust under the Declaration and will represent beneficial interests in the Trust. The holders of such beneficial interests will be entitled to a preference over the trust common securities of the Trust with respect to the payment of distributions and amounts payable on redemption of the trust preferred securities or the liquidation of the Trust under the circumstances described under "-- Subordination of Trust Common Securities." The Declaration will be qualified under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the trust preferred securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the Declaration, including the definitions therein of certain terms and those made a part of the Declaration by the Trust Indenture Act.

     Reference is made to the prospectus supplement for a description of the specific terms of the trust preferred securities offered thereby, including:

     - the specific designation, number and purchase price of such trust preferred securities;

     - the annual distribution rate, or method of calculation of the distribution rate, for such trust preferred securities and, if applicable, the dates from which and upon which such distributions shall accumulate and be payable and the record dates therefor, and the maximum extension period for which such distributions may be deferred;

     - the liquidation amount per trust preferred security which shall be paid out of the assets of the Trust to the holders thereof upon voluntary or involuntary dissolution, winding-up and liquidation of the Trust;

     - the obligation or right, if any, of the Trust to purchase or redeem its trust preferred securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such trust preferred securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right;

     - the terms and conditions, if any, upon which such trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into other securities of the Company entitled to be issued pursuant to this prospectus, or a combination of the foregoing, including the name of the issuer of such securities or rights, the initial conversion or exchange price or rate per trust preferred security and the date or dates on which or period or periods within which such conversion or exchange may be effected;

     - if applicable, any securities exchange upon which such trust preferred securities shall be listed;

     - whether such trust preferred securities are issuable in book-entry form only and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

     - any other rights, preferences, privileges, limitations or restrictions of such trust preferred securities consistent with the Declaration or with law which may differ from those described in this prospectus.

     Certain material United States federal income tax considerations applicable to any offering of trust preferred securities will also be described in the applicable prospectus supplement.

General

     The trust preferred securities of the Trust will rank equally, and payments will be made thereon pro rata, with the trust common securities of the Trust except as described under "-- Subordination of Trust Common Securities." The proceeds from the sale of trust preferred securities and trust common securities by the Trust will be used by the Trust to purchase an aggregate principal amount of Subordinated Debt Securities of the Company or other securities of the Company entitled to be issued pursuant to this prospectus equal to the aggregate liquidation amount of such trust preferred securities and trust common securities. Legal title to such Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus will be held by the property trustee of the Trust for the benefit of the holders of the related trust securities. In addition, the Company will execute a preferred securities guarantee for the benefit of the holders of the related trust preferred securities. The preferred securities guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the Trust when it does not have funds legally available for the payment thereof. See "-- Description of Preferred Securities Guarantee."

     The revenue of the Trust available for distribution to holders of its trust preferred securities will be limited to payments received under the related Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus which the Trust purchased with the proceeds from the sale of its trust securities. If the Company fails to make a required payment in respect of such Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, the Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

Deferral of Distributions

     So long as no note event of default has occurred and is continuing, the Company will have the right to defer the payment of interest on the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of such Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus. If the Company elects to exercise such right, distributions on the related trust preferred securities will be deferred during any such extension period. Distributions to which holders of the trust preferred securities are entitled during any extension period will continue to accumulate additional distributions thereon. The Company has no current intention to exercise its right to defer payments of interest on the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus the Company may issue and, accordingly, distributions on the related trust preferred securities.

Redemption

     Upon the repayment at the stated maturity or redemption, in whole or in part, prior to the stated maturity of the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, the proceeds from such repayment or redemption shall be applied by the property trustee to redeem an aggregate liquidation amount of the related trust securities equal to the aggregate principal amount of such Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus so repaid or redeemed, upon not less than 30 nor more than 60 days prior written notice, at a redemption price equal to such aggregate liquidation amount plus accumulated distributions to the redemption date. Any redemption of trust securities shall be made and the applicable redemption price shall be payable on the redemption date only to the extent that the Trust has funds legally available for the payment thereof. See "-- Subordination of Trust Common Securities."

     If less than all of the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus are to be redeemed prior to the stated maturity thereof, then the proceeds of such redemption shall be used to redeem the related trust securities on a pro rata basis among the trust preferred securities and the trust common securities of the Trust except as described under "-- Subordination of Trust Common Securities." If less than all of the trust preferred securities held in book-entry form, if any, are to be redeemed, such trust preferred securities will be redeemed in accordance with the procedures of DTC. See "-- Global Trust Preferred Securities."

Redemption Procedures

     If the Trust gives a notice of redemption in respect of its trust preferred securities, then, by 12:00 noon, Chicago time, on the redemption date, to the extent funds are legally available,

     - with respect to trust preferred securities held by DTC or its nominee, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with DTC funds sufficient to pay the applicable redemption price, and

     - with respect to trust preferred securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.

     If notice of redemption shall have been given and funds irrevocably deposited as required, then, upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of such holders to receive the applicable redemption price, but without interest thereon, and such trust preferred securities will cease to be outstanding. In the event that any redemption date is not a business day, then the applicable redemption price payable on that date will be paid on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, with the same force and effect as if made on that date. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the preferred securities guarantee as described under "-- Description of Preferred Securities Guarantee,"

     - distributions on the related trust preferred securities will continue to accumulate from the redemption date originally established by the Trust to the date such applicable redemption price is actually paid, and

     - the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

     Subject to applicable law, including, without limitation, United States federal securities law, the Company or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Liquidation of the Trust And Distribution of Subordinated Debt Securities

     The Company will have the right at any time to dissolve the Trust and cause the related Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus to be distributed to the holders of the trust securities of the Trust in liquidation of the Trust after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of the Trust as required by applicable law. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the trust preferred securities of the Trust.

     The Trust shall automatically dissolve upon the first to occur of:

          (1) certain events of bankruptcy, dissolution or liquidation of the Company;

          (2) the distribution of the related Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus to the holders of the trust securities of the Trust, if the Company, as sponsor, has given written direction to the property trustee to dissolve the Trust, which direction is optional and, except as described above, wholly within the discretion of the Company, as sponsor;

          (3) the conversion, exchange or redemption of all of the trust securities of the Trust;

          (4) expiration of the term of the Trust; and

          (5) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a dissolution occurs as described in paragraph (1), (2), (4) or (5) above, the Trust shall be liquidated by the issuer trustees as expeditiously as the issuer trustees determine to be possible by distributing, after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of the Trust as provided by applicable law, to the holders of the trust securities and the related Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, unless such distribution is determined by the property trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the liquidation distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on its trust securities shall be paid on a pro rata basis, except that if a note event of default has occurred and is continuing, the trust preferred securities of the Trust shall have a priority over the trust common securities of the Trust in respect of such amounts. See "-- Subordination of Trust Common Securities."

     After a date is fixed for any distribution of Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus to holders of the related trust securities:

     - such trust securities will no longer be deemed to be outstanding;

     - each registered global certificate, if any, representing such trust securities will be exchanged for a registered global certificate representing the Subordinated Debt Securities to be delivered upon such distribution; and

     - any trust securities in certificated form will be deemed to represent Subordinated Debt Securities having a principal amount equal to the liquidation amount of such trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the debenture trustee will authenticate, Subordinated Debt Securities in certificated form.

     - There can be no assurance as to the market prices for the trust preferred securities or the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus that may be distributed in exchange for such trust preferred securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase such trust preferred securities.

Subordination of Trust Common Securities

     Payment of distributions on, and the applicable redemption price of, trust securities shall be made pro rata among the trust preferred securities and the trust common securities of the Trust based on their respective liquidation amounts. However, if on any distribution date or redemption date a note event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities of the Trust, and no other payment on account of the redemption, liquidation or other acquisition of such trust common securities, shall be made unless payment in full in cash of all accumulated distributions on all of the outstanding trust preferred securities of the Trust for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or applicable redemption price of, such trust preferred securities then due and payable.

     Upon the occurrence and continuance of an event of default under the Declaration, the Company, as the trust common securities holder of the Trust, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default shall have been cured, waived or otherwise eliminated. Until any such event of default has been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the trust preferred securities of the Trust and not on behalf of the Company as the trust common securities holder, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

     The occurrence of a note event of default under the Subordinated Debt Securities will constitute an event of default under the Declaration. Within ten business days after the occurrence of an event of default under the Declaration actually known to the property trustee, the property trustee shall transmit notice of such event of default to the holders of the trust preferred securities of the Trust, the administrative trustees and the Company, as sponsor, unless such event of default shall have been cured or waived.

Removal of Trustees

     Unless a note event of default has occurred and is continuing, any issuer trustee may be removed at any time by the Company as the trust common securities holder of the Trust. If a note event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time only by the holders of a majority in liquidation amount of the outstanding trust preferred securities of the Trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the Company as the trust common securities holder. No resignation or removal of an issuer trustee, and no appointment of a successor trustee, shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

Merger or Consolidation of Trustees

     Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such issuer trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such issuer trustee, shall be the successor of such issuer trustee under the Declaration, provided such person shall be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust

     The Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "-- Liquidation of the Trust and Distribution of Subordinated Debt Securities." The Trust may, at the request of the Company, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:

     - such successor entity either:

     - expressly assumes all of the obligations of the Trust with respect to the trust securities of the Trust; or

     - substitutes for the trust securities of the Trust other securities having substantially the same terms as such trust securities so long as the successor securities rank the same as such trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     - the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee with respect to the related Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus;

     - the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of the Trust are then listed, if any;

     - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of the Trust or the related Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

     - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of the Trust in any material respect, other than any dilution of such holders' interests in the new entity;

     - such successor entity has a purpose substantially identical to that of the Trust;

     - prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that:

     - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) of the Trust in any material respect (other than any dilution of such holders' interests in the new entity); and

     - following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

     - the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee and the common securities guarantee for the benefit of the owner of the common securities of the Trust.

     Notwithstanding the foregoing, the Trust shall not, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Declaration of Trust

     Except as provided below and under "-- Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" and "-- Description of Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of trust preferred securities will have no voting rights.

     The Declaration may be amended from time to time by the Company, the property trustee and the administrative trustees, without the consent of the holders of the trust securities of the Trust:

     - to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of such Declaration; or

     - to modify, eliminate or add to any provisions of such Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act; provided, however, that in each case, such action shall not materially adversely affect in any material respect the interests of the holders of such trust securities.

     The Declaration may be amended by the issuer trustees and the Company:

     - with the consent of holders of a majority in liquidation amount of the outstanding trust securities of the Trust; and

     - upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act; provided, however, that, without the consent of each holder of such trust securities, the declaration of trust may not be amended to:

     - change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

     - change the purpose of the Trust;

     - authorize the issuance of any additional beneficial interests in the Trust;

     - change the conversion, exchange or redemption provisions;

     - change the conditions precedent for the Company to elect to dissolve the Trust and distribute the related Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus to the holders of such trust securities;

     - change the liquidation distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of the Trust;

     - affect the limited liability of any holder of such trust securities; or

     - restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of such trust securities in accordance with their terms.

     So long as any Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus are held by the property trustee, the issuer trustees shall not:

     - direct the time, method and place of conducting any proceeding for any remedy available to such trustee under the indenture for the Subordinated Debt Securities, or execute any trust or power conferred on the property trustee, with respect to the Subordinated Debt Securities;

     - waive certain past defaults under the Subordinated Debt Securities;

     - exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of such Subordinated Debt Securities; or

     - consent to any amendment, modification or termination of the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus or such Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of the Trust; provided, however, that where a consent under the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus would require the consent of each holder affected thereby, no such consent shall be given by the property trustee without the prior approval of each holder of the related trust preferred securities. The issuer trustees shall not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of such holders. The property trustee shall notify each holder of trust preferred securities of any notice of default with respect to the related Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of trust preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the Declaration.

     Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by the Company shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

     If specified in the prospectus supplement, trust preferred securities may be represented by one or more global certificates deposited with, or on behalf of, DTC, or other depositary identified in such prospectus supplement, or a nominee thereof, in each case for credit to an account of a participant in DTC, or other depositary. The identity of the depositary and the specific terms of the depositary arrangements with respect to the trust preferred securities to be represented by one or more global certificates will be described in the prospectus supplement. However, unless otherwise specified in the prospectus supplement, DTC will be the depositary, and the depositary arrangements described with respect to the Debt Securities will apply to such trust preferred securities as well, except all references to the Company shall include the Trust and all references to the Indenture will refer to the Declaration.

Payment and Paying Agent

     Payments in respect of any global certificate representing trust preferred securities shall be made to Cede & Co. as nominee of DTC, or other applicable depositary or its nominee, which shall credit the relevant accounts at DTC or such other depositary on the applicable payment dates, while payments in respect of trust preferred securities in certificated form shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and the Company. The paying agent shall be permitted to resign as paying agent upon 30 days prior written notice to the property trustee, the administrative trustees and the Company. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and the Company, to act as paying agent.

Registrar and Transfer Agent

     The property trustee will act as registrar and transfer agent for the trust preferred securities.

     Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of its trust preferred securities after they have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustee

     The property trustee, other than during the occurrence and continuance of an event of default under the Declaration, will undertake to perform only such duties as are specifically set forth in the Declaration and, during the continuance of such event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of the related trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no such event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of trust preferred securities or trust common securities are entitled under the Declaration to vote, then the property trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

     - the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

     - the Trust will be classified as a grantor trust for United States federal income tax purposes; and

     - the related Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes.

     The Company and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related trust securities.

     Holders of trust preferred securities will not have any preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEE

     The preferred securities guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities and will be held for the holders by the preferred securities guarantee trustee. The preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act and will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the preferred securities guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the preferred securities guarantee, including the definitions therein of certain terms, and those made a part of the preferred securities guarantee by the Trust Indenture Act.

General

     The Company will irrevocably agree to pay in full, to the extent set forth herein, the guarantee payments to the holders of the related trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments, which are referred to as guarantee payments, with respect to trust preferred securities, to the extent not paid by or on behalf of the Trust, will be subject to the preferred securities guarantee:

     - any accumulated distributions required to be paid on such trust preferred securities, to the extent that the Trust has funds legally available therefor at such time;

     - the applicable redemption price with respect to such trust preferred securities called for redemption, to the extent that the Trust has funds legally available therefor at such time; or

     - upon a voluntary or involuntary dissolution and liquidation of the Trust, other than in connection with the distribution of the related Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus to holders of such trust preferred securities or the redemption, conversion or exchange of the trust preferred securities, the lesser of

     - the amounts due upon the dissolution and liquidation of the Trust, to the extent that the Trust has funds legally available therefor at the time, and

     - the amount of assets of the Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to creditors of the Trust as required by applicable law.

     The Company's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Company to the holders of the trust preferred securities entitled thereto or by causing the Trust to pay such amounts to such holders.

     The Company will, through the preferred securities guarantee, the Declaration, the related Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under its trust preferred securities.

Ranking

     Unless otherwise specified in the applicable prospectus supplement, each preferred securities guarantee will constitute an unsecured obligation of the Company and will rank

     - subordinate and junior in right of payment to all other liabilities of the Company, including all Senior Debt Securities, Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus except those made ratable or subordinate by their terms, and

     - senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock.

     The Declaration will provide that each holder of trust preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the preferred securities guarantee. The preferred securities guarantee will rank subordinate to, or equally with, all other guarantees to be issued by the Company with respect to securities of other trusts or other entities to be established by the Company that are similar to the Trust.

     The preferred securities guarantee will not limit the amount of secured or unsecured debt, including senior indebtedness as defined in the Subordinated Debt Securities, that may be incurred by the Company or any of its subsidiaries.

Preferred Securities Guarantee of Payment

     The preferred securities guarantee will constitute a guarantee of payment and not of collection. In other words, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against any other person or entity. The preferred securities guarantee will not be discharged except by payment of the related preferred securities guarantee payments in full to the extent not paid by the Trust or upon distribution of its trust preferred securities to the holders of the related Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus.

Amendments and Assignment

     Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no approval will be required, the preferred securities guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under "-- Description of Trust Preferred Securities -- Voting Rights; Amendment of the
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Declaration of Trust." All guarantees and agreements contained in the preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

     An event of default under the preferred securities guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, provided that, except with respect to a default in respect of any preferred securities guarantee payment, the Company shall have received notice of such default and shall not have cured such default within 60 days of such receipt. The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the preferred securities guarantee.

     If the preferred securities guarantee trustee fails to enforce the preferred securities guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against the Company to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the Trust, the preferred securities guarantee trustee or any other person or entity.

Termination

     The preferred securities guarantee will terminate and be of no further force and effect upon:

     - full payment of the applicable redemption price of the related trust preferred securities;

     - full payment of all amounts due upon the dissolution and liquidation of the Trust; or

     - upon the conversion or exchange of all of the related trust preferred securities, whether upon distribution of Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus to the holders of such trust preferred securities or otherwise.

     The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under such trust preferred securities or the preferred securities guarantee.

Governing Law

     The preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Preferred Securities Guarantee Trustee

     The preferred securities guarantee trustee, other than during the occurrence and continuance of a default by the Company in performance of the preferred securities guarantee, will undertake to perform only such duties as are specifically set forth in the preferred securities guarantee and, during the continuance of such default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.

     Subject to the foregoing, the preferred securities guarantee trustee will not be under any obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Limited Purpose of the Trust

     The trust preferred securities will represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling its trust securities, using the proceeds from the sale of its

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trust securities to acquire the related Subordinated Debt Securities of the
Company or other securities of the Company entitled to be issued pursuant to this prospectus and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

     Unless the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of such trust securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "-- Description of Trust Preferred
Securities -- Liquidation of the Trust and Distribution of Subordinated Debt Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the property trustee, as holder of the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, would be a creditor of the Company, subordinated in right of payment to all senior indebtedness as set forth in the Subordinated Debt Securities, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such Subordinated Debt Securities, before any stockholders of the Company receive payments or distributions.

Relationship Among the Trust Preferred Securities, the Corresponding Subordinated Debt Securities and the Preferred Securities Guarantee

     FULL AND UNCONDITIONAL GUARANTEE. The Company will irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities to the extent the Trust has funds available for the payment of the distributions as and to the extent set forth under "-- Description of Preferred Securities Guarantee." Taken together, the Company's obligations under the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, the Declaration and the preferred securities guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the trust preferred securities.

     If and to the extent that the Company does not make payments on the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, the Trust will not pay distributions or other amounts due on its trust preferred securities. The preferred securities guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay the distributions. In that event, the remedy for a holder of trust preferred securities is to institute a legal proceeding directly against the Company for enforcement of payment of the distributions to such holder.

     SUFFICIENCY OF PAYMENTS. As long as all payments are made when due on the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, as the case may be, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities. This is primarily because:

     - the aggregate principal amount of the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, as the case may be, will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

     - the interest rate and interest and other payment dates on the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, as the case may be, will match the distribution rate and distribution and other payment dates for the trust preferred securities;

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     - the Company, as borrower, has promised to pay any and all costs, expenses and liabilities of the Trust except its obligations under its trust preferred securities; and

     - the Declaration provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     The Company has the right to set-off any payment the Company is otherwise required to make under the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus if and to the extent it has already made, or is concurrently making, a payment under the preferred securities guarantee agreement.

     ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES. A holder of a trust preferred security may institute a legal proceeding directly against the Company to enforce its rights under the preferred securities guarantee agreement without first instituting a legal proceeding against the preferred securities guarantee trustee, the Trust or anyone else.

     The Company's default or event of default under any other senior or subordinated indebtedness would not necessarily constitute a trust event of default. However, in the event of payment defaults under, or acceleration of, the Company's senior or subordinated indebtedness, the subordination provisions of the applicable securities resolution will provide that no payments may be made in respect of the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus until the senior or subordinated indebtedness has been paid in full or any payment default thereunder has been cured or waived. The Company's failure to make required payments on any Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus would constitute a trust event of default.

     LIMITED PURPOSE OF THE TRUST. The Trust's trust preferred securities evidence undivided beneficial ownership interests in the assets of the Trust, and the Trust exists for the sole purposes of issuing its trust preferred securities and trust common securities, investing the proceeds in Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus and engaging in only those other activities necessary, convenient or incidental to those purposes. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus is that a holder of a Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus is entitled to receive from the Company the principal amount of and interest accrued on the corresponding Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, while a holder of trust preferred securities is entitled to receive distributions from the Trust, or from the Company under the preferred securities guarantee agreement, if and to the extent the Trust has funds available for the payment of the distributions.

     RIGHTS UPON DISSOLUTION. Upon any voluntary or involuntary dissolution of the Trust involving the liquidation of the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, the holders of the trust preferred securities will be entitled to receive the liquidation distribution in cash, out of assets of the Trust and after satisfaction of creditors of the Trust as provided by applicable law. If the Company becomes subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, would be one of the Company's junior subordinated creditors. The property trustee would be subordinated in right of payment to all of the Company's senior indebtedness and subordinated indebtedness, but it would be entitled to receive payment in full of principal and interest before the Company's stockholders receive payments or distributions. The Company is the guarantor under the preferred securities guarantee agreement and pursuant to the Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this prospectus, as borrower, has agreed to pay all costs, expenses and liabilities of the Trust other than the Trust's obligations to the holders of the trust preferred securities. Accordingly, in the event of the Company's liquidation or bankruptcy the positions of a holder of trust preferred securities and of a holder of Subordinated Debt Securities or other securities of the Company entitled to be issued pursuant to this
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prospectus, are expected to be substantially the same relative to the Company's other creditors and to the Company's stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS OF CCCISG CAPITAL TRUST

     The Trust may issue rights to purchase its trust preferred securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable in the rights offering. In connection with any rights offering, the Trust may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any securities remaining unsubscribed for after the rights offering.

     The applicable prospectus supplement will describe the specific terms of any rights offering for which this prospectus is being delivered, including the following:

     - the exercise price for the rights;

     - the number of rights issued;

     - the extent to which the rights are transferable;

     - any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

     - the date on which the right to exercise the rights shall commence, and the date on which the right shall expire;

     - the extent to which the right includes an over-subscription privilege with respect to unsubscribed securities; and

     - if applicable, the material terms of any standby underwriting arrangement entered into by the Trust in connection with the rights offering.

                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus (i) through underwriters or dealers; (ii) through agents; (iii) directly to purchasers; or
(iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to a series of the securities being offered will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the securities being offered and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the securities offered by this prospectus may be listed.

     If underwriters are used in the sale, the securities offered by this prospectus will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities offered by this prospectus may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the securities offered by this prospectus will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if they purchase any of the Securities. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Any agent involved in the offer or sale of the securities offered by this prospectus will be named, and any commissions payable by us to such agent will be set forth, in a prospectus supplement. Unless

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otherwise indicated in a prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

     If so indicated in a prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase the securities offered by this prospectus from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in a prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     The securities offered by this prospectus may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified, and the terms of its agreement, if any, with us and our compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of the securities offered by this prospectus.

     Underwriters, dealers, remarketing firms and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect thereof, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

     Robert Guttman, General Counsel and Secretary of CCC Information Services Group Inc., has passed on the validity of the issuance of each of the securities offered by this prospectus, unless otherwise specified in a prospectus supplement.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Current Report on Form 8-K of CCC Information Services Group Inc., dated June 29, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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                      [CCC INFORMATION SERVICES INC. LOGO]